As filed with the Securities and Exchange Commission on ~~March~~October ___, 2005
Securities Act File No. 333-103294
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM SB-2/A
REGISTRATION STATEMENT
AMENDMENT ~~4~~5
UNDER
THE SECURITIES ACT OF 1933

DENALI CONCRETE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)
Nevada                      3272                  88-0445167
(State or other jurisdiction of     (Primary Standard         (IRS Employer
incorporation or organization)  Industrial Classification  Identification No.)
Code Number)

300 East 54th Avenue, Suite 200
Anchorage, AK 99513
(907) 770-3709
(Address and telephone number of principal executive offices and principal place of business)

Spencer R. (“Ray”) Martin
Denali Concrete Management, Inc.
300 East 54th Avenue, Suite 200
Anchorage, AK 99513
(907) 770-3709
(Name, address and telephone number of agent for service)
Copies of Communications to:
Roger V. Davidson
Ballard, Spahr, Andrews & Ingersoll, LLP
1225 17th Street, Suite 2300, Denver, Colorado 80202
(303) 292-2400

Approximate date of commencement of proposed sale to public:  as soon as practicable after the registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title and	Proposed Maximum
Amount of Securities	Aggregate Offering	Amount of
to Be Registered(1)	Price	Registration Fee(2)

400,000 Shares $0.001 par value common stock.	$ 200,000	$19

TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 200,000	$19

(1)

In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, in order to prevent dilution the number of shares registered pursuant to this Registration Statement automatically shall be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)

Calculated under Section 6(b)(2) of the Securities Act as $.000092 of the aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

~~$50,000 / $200,000~~

~~DENALI CONCRETE MANAGEMENT, INC.~~

~~100,000 SHARES MINIMUM~~
~~400,000 SHARES MAXIMUM~~
~~COMMON STOCK~~
~~$.001 PAR VALUE~~

~~---------------------~~

~~PROSPECTUS~~

~~---------------------~~

~~DATE~~

~~=========================================================================== Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.~~

~~Page~~

~~Prospectus Summary~~

~~2~~

~~Risk Factors~~

~~3~~

~~Forward-Looking Statements~~

~~6~~

~~Dilution And Comparative Data~~

~~6~~

~~Use of Proceeds~~

~~7~~

~~Determination of Offering Price~~

~~8~~

~~Description of Business~~

~~8~~

~~Management’s Discussion and Analysis of Financial Condition and Results of Operations~~

~~13~~

~~Management~~

~~20~~

~~Compensation~~

~~21~~

~~Indemnification of Directors and Officers~~

~~21~~

~~Principal Stockholders~~

~~22~~

~~Certain Relationships and Related Transactions~~

~~23~~

~~Description of the Securities~~

~~23~~

~~Shares Available for Future Sale~~

~~24~~

~~Market for Common Stock and Related Stockholder Matters~~

~~24~~

~~Plan of Distribution~~

~~25~~

~~Legal Matters~~

~~25~~

~~Experts~~

~~26~~

~~Additional Information~~

~~26~~

~~27~~

~~SEPTEMBER 30, 2004 and 2003~~

~~38~~

~~No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to whom it is unlawful to make such offer in any jurisdiction.  Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.~~THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

$50,000 MINIMUM / $200,000 MAXIMUM
DENALI CONCRETE MANAGEMENT, INC.

COMMON STOCK

This is our initial public offering.  We are offering a minimum of 100,000 and a maximum of 400,000 shares of common stock.  The public offering price is $0.50 per share.  No public market exists for our shares.

SEE “RISK FACTORS” BEGINNING ON PAGE ~~2~~3 FOR CERTAIN INFORMATION YOU SHOULD CONSIDER BEFORE YOU PURCHASE THE SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The shares are offered on a minimum/maximum, best efforts basis ~~directly through~~on our behalf by Mr. Ray Martin, our officer and director.  No commission or other compensation related to the sale of the shares will be paid to Mr. Martin.  The proceeds of the offering will be ~~placed and held in~~deposited into an escrow account at Brighton Bank, N.A. until a minimum of $50,000 in cash has been received as proceeds from sale of shares.  If we do not receive the minimum proceeds within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, your investment will be promptly returned to you without interest and without any deductions.  This offering will expire 30 days after the minimum offering is raised.  We may terminate this offering prior to the expiration date.  Under no circumstances will the offering terminate later than __________________, ~~2005.~~2006.

	Price to Public	Commissions	Proceeds to Company(1)

Per Share	$ 0.50	$ -0-	$ 0.50
Minimum	$ 50,000	$ -0-	$ 50,000
Maximum	$ 200,000	$ -0-	$ 200,000

(1)

Before deducting expenses of the offering payable by us which are estimated to  total  $35,000.

The date of this Prospectus is, __________________, 2005.

PROSPECTUS SUMMARY

ABOUT OUR COMPANY

Denali Concrete Management, Inc. was originally incorporated in the State of Nevada on December 10, 1999 under the name Bridge Capital.com, Inc.  Bridge Capital.com, Inc. was a nominally capitalized corporation which did not commence its operations until it changed it’s name to Denali Concrete Management in March 2001.  We are a concrete placement company specializing in providing concrete improvements in the road construction industry.  Denali operates primarily in Anchorage, Alaska placing curb & gutter, sidewalks and retaining walls for state, municipal and military projects.

We will be competing with a large number of concrete placement and construction companies.  The concrete placement industry is highly fragmented and competitive, with several national concrete companies as well as a large number of smaller independent businesses serving local and regional markets.

We provide our customers with a broad range of concrete improvement services without committing significant capital to the acquisition and maintenance of an extensive asset base.  Our relatively low capital and working capital requirements and variable cost structure should enable us to be competitive.

In April 2001, we implemented our operating plan by offering concrete improvement services and have been in continuing operations since that time. For the 12 months ended December 31, ~~2003,~~2004, we have generated revenues of $~~1,475,435~~2,296,051 and had a net ~~loss~~income gain of $~~83,578~~123,783 from our operations.  The proceeds from this offering are needed so we can continue operations and implement our growth and marketing plan. We intend to actively pursue contracts for providing concrete improvement services.

If a trading market develops for our stock, we plan to use our share capital to acquire other local companies in our industry.  No such potential acquisitions have been approved by the company and none will be approved unless and until the offering has been concluded and our common stock is publicly traded.

Our principal executive offices are located at 300 East 54th Avenue, Suite 200, Anchorage, Alaska 99513.  Our telephone number is (907) 770-3709.

SUMMARY FINANCIAL INFORMATION

The following tables set forth summary financial and other equity information about us.  You should read this summary information in conjunction with “Results of Operations” which includes a discussion of factors materially affecting the comparability of the information presented, and in conjunction with our financial statements included elsewhere in this registration statement.

	Fiscal Year Ended Dec. 31, 2003	Fiscal Year Ended Dec. 31, ~~2002~~2004	~~Nine~~Six Months Ended ~~Sept.~~June 30, 2004	~~Nine~~Six Months Ended ~~Sept.~~June 30, ~~2003~~2005
Statement of Operations Data (Unaudited) (Unaudited)
Revenue	$1,475,435	$~~1,198,531~~2,296,051	$~~1,708,762~~534,541	$~~1,038,263~~138,217
Total Operating Costs and Expenses	$(1,562,119)	$ ~~(1,158,148)~~	$ ~~(1,505,629)~~	$ ~~(1,002,609)~~
Net Income (Loss)	$ (86,684)	$ ~~40,383~~111,460	$ ~~203,133~~222,700	$ ~~35,654~~(36,640)
Net Income (Loss) Per Share	~~(~~$ (.~~014~~01)	$ .~~006~~01	$ 0.03	$ ~~0.006~~(0.01)
Shares Outstanding	6,370,430	6,370,430	6,370,430	6,370,430
Balance Sheet Data
Current Assets	$ 443,901	$ ~~193,386~~263,278	$~~1,036,266~~466,284	$ ~~533,323~~218,579
Total Assets	$ 543,079	$ ~~203,199~~345,556	$~~1,138,583~~556,962	$ ~~639,746~~292,257
Total Liabilities	$ 484,791	$ ~~58,227~~181,308	$ ~~877,162~~275,973	$ ~~459,120~~164,649
Shareholders’ Equity	$ 58,288	$ ~~144,972~~164,248	$ ~~261,421~~556,962	$ ~~180,626~~292,257

ABOUT OUR OFFERING

We are offering a minimum of 100,000 and a maximum of 400,000 shares of common stock.  Upon completion of the offering, we will have 6,470,430 shares outstanding if the minimum is sold and 6,770,430 shares outstanding if all shares offered are sold.  We will use the proceeds from the offering to lease, maintain  and  purchase equipment and if we raise more than the minimum offering we will implement our  marketing and advertising plan.

RISK FACTORS

Investing in our stock is very risky and you should be able to bear a complete loss of your investment.

DENALI CONCRETE MANAGEMENT, INC. HAS ONLY LIMITED OPERATING HISTORY AND THERE IS NO ASSURANCE WE WILL CONTINUE TO BE PROFITABLE OR THAT YOUR INVESTMENT WILL HAVE FUTURE VALUE.  Although our management has past experience in the concrete industry, Denali is a new business and investment in our company is risky.  We have limited operating history so it will be difficult for you to evaluate an investment in our stock.  For the 12 months ended December 31, ~~2003, we had revenue of $1,475,435 and a net loss of $85,578, and for the nine months ended September 30,~~ 2004, we had revenue of $~~1,708,762~~2,296,051 and a net income of $~~203,133.~~123,783, and for the six months ended June 30, 2005, we had revenue of $138,217 and a net loss of $34,746.  We cannot assure you  that  we  will be  profitable.  Since we have not proven the essential  elements  of  profitable  operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

IF WE DO NOT RAISE MONEY THROUGH THIS OFFERING, WE WILL BE UNABLE TO MARKET AND EXPAND OUR BUSINESS AS EXTENSIVELY AS INTENDED.  As of ~~September~~June 30, ~~2004,~~2005, we had cash of $~~66,658~~1,101 and receivables of $~~960,592.~~193,362.  Our liabilities were $~~877,162~~164,649 as of ~~September~~June 30, ~~2004.~~2005.  We are devoting substantially all of our present efforts to establishing a new business and need the proceeds from this offering to continue our business and sell our concrete services.  We started our current operations in April of 2001.  If we cannot raise money through this offering, we may have to seek other sources of financing or we may be forced to limit our business.  Even if we raise the minimum amount of this offering, we may find it necessary to raise additional capital to fully implement our business plan. There is no assurance that additional sources of financing will be available at all or at a reasonable cost.

WE DO NOT HAVE BINDING CONTRACTUAL ARRANGEMENTS WITH OUR EXISTING CLIENTS.  Our existing clients are those clients our management has had a previous relationship with and we do not have formal contractual arrangements in place with these clients.  The absence of such contractual arrangements makes our future revenues and cash flow uncertain.

WE OPERATE IN A HIGHLY COMPETITIVE AND FRAGMENTED INDUSTRY DOMINATED BY COMPETITORS WITH GREATER RESOURCES, FINANCIAL AND OTHERWISE, THAN WE POSSESS. THIS HAS AN ADVERSE EFFECT ON OUR ABILITY TO COMPETE IN OUR INDUSTRY. The concrete industry is highly fragmented and competitive, with several national concrete companies as well as a large number of smaller independent businesses serving local and regional markets.  The majority of our competitors have greater financial and other resources than we do.  Many of our competitors also have a history of successful operations and an established reputation within the industry.  Contracts in the concrete placement service industry are generally gained or renewed through a competitive bidding process. Some of our competitors may be prepared to accept less favorable fee structures than us when negotiating or renewing contracts. Our inability to be competitive in obtaining and maintaining clients would have a material adverse effect on our revenues and results of operations.

WE DEPEND ENTIRELY ON OUR EXECUTIVE OFFICER, MR. RAY MARTIN, TO IMPLEMENT OUR BUSINESS AND LOSING THE SERVICES OF MR. MARTIN WOULD PROBABLY PREVENT US FROM ACHIEVING AND SUSTAINING PROFITABLE OPERATIONS. We are heavily dependent upon the services of Mr. Martin to become established.  We have no employment agreements with Mr. Martin.  If we lost the services of Mr. Martin, it is questionable we would be able to find a replacement and this would probably prevent us from achieving and sustaining profitable operations.

WE ARE DEPENDENT UPON THIRD PARTIES FOR CONCRETE EQUIPMENT AND SERVICES ESSENTIAL TO OPERATE OUR BUSINESS. We rely on third parties to lease equipment to us and provide driving services necessary for our operations. There have historically been periods of equipment shortages in the concrete industry, particularly in a strong economy. In the event we lose our current lease or are unable to secure another lease on equipment, our operations will be severely impacted.  Further, if we receive insufficient concrete equipment or services from these third parties to meet our customers’ needs, our business, results of operations and financial position could be materially adversely affected.

GIVEN THE SEASONAL NATURE OF OUR WORK, WE ARE UNABLE TO OFFER OUR EMPLOYEES YEAR ROUND EMPLOYMENT AND, THEREFORE, WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING KEY EMPLOYEES. We face potential difficulties attracting employees during times when concrete services are in high demand. Our business is seasonal and we rely on our employees to return to work at the beginning of each new season.  Typically our employees are hired on a seasonal basis without formal contract.  We do not currently have any formal written agreements with any employees.  We cannot assure that we will be successful in retaining current employees or that any employees who terminate their employment with us can be replaced.

AS WE ARBITRARILY DETERMINED OUR OFFERING PRICE, IT CANNOT BE ASSUMED THAT IT ACCURATELY REFLECTS SHARE VALUE, IF ANY, OR THAT A TRADING MARKET WILL EVER DEVELOP FOR OUR SHARES AT THIS OR ANY OTHER PRICE.  The offering price of the shares was arbitrarily determined by our management.  The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value.  In no event should the offering price be regarded as an indicator of any future market price of our securities.

OUR STOCK WILL BE SUBJECT TO THE PENNY STOCK RULES WHICH IMPOSES SIGNIFICANT RESTRICTIONS ON THE BROKER-DEALERS AND MAY AFFECT THE RESALE OF OUR STOCK.  If our stock is ever permitted to trade, we will likely be subject to rules relating to the trading of penny stocks.  A penny stock is generally a stock that

-  is not listed on a national securities exchange or Nasdaq,
-  is listed in “pink sheets” or on the NASD OTC  Bulletin Board,
-  has a price per share of less than $5.00 and
-  is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

-  determination of the purchaser’s investment suitability,

-  delivery of certain information and disclosures to the purchaser, and

-  receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules.  Because our common stock is subject to the penny stock trading rules,

-  such rules may materially limit or restrict the ability to resell our common stock, and

-  the liquidity typically associated with other publicly traded equity securities may not exist; and

-  such rules because it may affect an investor’s ability to sell the stock, may also have a depressive effect on your stock price.

SHARES OF STOCK THAT ARE ELIGIBLE FOR SALE BY OUR STOCKHOLDERS MAY DECREASE THE PRICE OF OUR STOCK.  Upon completion of the offering, we will have 6,470,430 shares outstanding if the minimum is sold and 6,770,430 shares outstanding if the maximum is sold, of which 100,000 shares will be freely tradable if the minimum is sold or 400,000 if the maximum is sold.  6,370,430 shares currently outstanding may be sold pursuant to Rule 144 under the Securities Act, and the holders of such shares do not have to wait to sell their shares through an established market such as the OTC Bulletin Board or the Pink Sheets.  If the current stockholders sell substantial amounts of our stock, then the market price of our stock could decrease.

MR. RAY MARTIN AND RAY SMITH, EACH AN AFFILIATE OF THE COMPANY, CONTROL DENALI CONCRETE MANAGEMENT, INC. WHICH LIMITS YOUR ABILITY TO DIRECT OUR ACTIVITIES. Messrs. Martin and Smith own and control a majority of our outstanding stock and will continue to hold a majority of the stock after this offering.  As the majority shareholders, Messrs. Martin and Smith control all shareholder votes as well as the composition of the board and management.  Messrs. Martin and Smith may not necessarily vote in a manner consistent with that of other shareholders.

SINCE RICHARD HAWKINS, THE INDEPENDENT AUDITOR RETAINED BY THE COMPANY TO PREPARE AND DELIVER THE INDEPENDENT AUDITOR’S REPORT INCLUDED IN THIS REGISTRATION STATEMENT, IS NOT LICENSED TO PRACTICE IN THE STATE OF ALASKA, HE IS NOT SUBJECT TO DISCIPLINE BY THE ALASKA BOARD OF ACCOUNTANCY IF HE VIOLATES ALASKA STATE STANDARDS OF PRACTICE.  Mr. Hawkins has applied for special visitor privileges to allow him to practice in the State of Alaska.  However, until such privileges are granted, he is not subject to discipline by the Alaska Board of Accountancy if he violates Alaska state standards of practice and his audit and review work, therefore, is not subject to the same level of scrutiny applied to the audit and review work of persons who are subject to such disciplinary oversight.

FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position.  You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in this “Risk Factors” section and elsewhere in this prospectus identify important risks and uncertainties, such as loss of significant customers, increased costs which cannot be passed through to our customers, our inability to raise adequate financings to finance operations and others affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

DILUTION AND COMPARATIVE DATA

At ~~September~~June 30, ~~2004,~~2005, we had a net tangible book value which is total assets less total liabilities of $~~261,421~~127,608 or a net tangible book value per share of approximately $~~0.04.~~0.02.  The following table shows the dilution to your equity interest without taking into account any changes in our net tangible book value after ~~September~~June 30, ~~2004,~~2005, except the net proceeds received from our limited offering and sale of the minimum and maximum number of shares offered.

	ASSUMING MINIMUM	ASSUMING MAXIMUM
	SHARES SOLD	SHARES SOLD

Shares Outstanding	6,470,430	6,770,430
Net tangible book value per share before the offering	~~$0.04~~$0.02	~~$0.04~~$0.02
Public offering proceeds at $0.50 per share (after expenses	$15,000	$165,000
Pro forma net tangible book value after the offering	~~$276,421~~$127,623	~~$426,421~~$292,608
Per share increase attributable to Purchase of shares by new	~~$0.002~~$0.02	~~$0.024~~$0.02
Pro forma net tangible book value per share after offering	~~$0.043~~$0.022	~~$0.063~~$0.043
Dilution per share to new investors	$~~0.491~~0.47	$~~0.469~~0.45
Percent dilution	~~98~~96%	~~94~~91%

The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of December 31, ~~2003~~2004:

		Total Consideration
	Shares Owned			Average Price
	Number	%	Amount	Per Share

Present Shareholders	6,370,430	100.0	$ 133,905	$ .021
Minimum Offering	6,470,430	98.5	183,905.028
Maximum Offering	6,770,430	94.1	333,905.049
New Investors
Minimum Offering	100,000	1.6	$ 50,000	$ .50
Maximum Offering	400,000	5.9	200,000.50

The numbers used for Present Shareholders assumes that none of the present shareholders purchase additional shares in this offering.  Of our Present Shareholders, the founders and principal shareholders own 6,005,000 shares for which they paid $6,005, while 365,430 shares were sold to accredited investors for a total of $127,900.

The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders and that you will contribute a high percentage of the total amount to fund Denali, but will only own a small percentage of our shares.  New investors will contribute $50,000 if the minimum is raised or $200,000 if the maximum offering is raised, compared to $133,905 contributed by current shareholders.  Further, if the minimum is raised, new investors will own only 1.6% of the total shares and if the maximum is raised new investors will own only 5.9% of the total shares.

USE OF PROCEEDS

The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of approximately $35,000 is $15,000 if the minimum number of shares is sold and $165,000 if the maximum number of shares is sold.

The following table sets forth our estimate of the use of proceeds from the sale of 100,000; 200,000; 300,000 and 400,000 shares.  Since the dollar amounts shown in the table are estimates only, actual use of proceeds may vary from the estimates shown.

	Assuming Sale of 100,000 Shares (Minimum Offering)	Assuming Sale of 200,000 Shares	Assuming Sale of 300,000 Shares	Assuming Sale of 400,000 Shares (Maximum Offering)

Total Proceeds	$ 50,000	$ 100,000	$ 150,000	$ 200,000
Less Estimated Offering Expenses	$ 35,000	$ 35,000	$ 35,000	$ 35,000

Net Proceeds Available	$ 15,000	$ 65,000	$ 115,000	$ 165,000

Use of Net Proceeds
Equipment lease, maintenance and purchase	$ 5,000	$ 35,000	$ 45,000	$ 55,000
Advertising	$ 0	$ 10,000	$ 20,000	$ 20,000
Working capital	$ 10,000	$ 20,000	$ 50,000	$ 90,000

TOTAL NET PROCEEDS	$ 15,000	$ 65,000	$ 115,000	$ 165,000

The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including wages and salaries (30% of working capital), professional fees (10% of working capital), expenses and other administrative costs (50% of working capital).  Costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital (10% of working capital) and revenues generated from our operations.  If we receive less than the entire offering amount, funds will be applied according to the priorities outlined above.  Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

DETERMINATION OF OFFERING PRICE

The offering price of the shares was arbitrarily determined by our management.  The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value.  In no event should the offering price be regarded as an indicator of any future market price of our securities.

DESCRIPTION OF BUSINESS

GENERAL

Denali Concrete Management, Inc. was originally incorporated in the State of Nevada on December 10, 1999 under the name Bridge Capital.com, Inc.  Bridge Capital.com, Inc. was a nominally capitalized corporation which did not commence its operations until it changed it’s name to Denali Concrete Management in March 2001.  We are a concrete placement company specializing in providing concrete improvements in the road construction industry. Denali operates primarily in Anchorage, Alaska placing curb & gutter, sidewalks and retaining walls for state, municipal and military projects.  We outsource approximately 30% of our work to subcontractors.  We have long standing relationships with several subcontractors, and we do not sign long term contracts with them.

OUR BUSINESS

Our initial focus will be providing concrete improvements services in and around the Anchorage area.  Strategically located in a fast developing city, Anchorage, we intend on working toward establishing a steady clientele and orders for our services.  We will also actively seek other concrete and construction companies that are interested in outsourcing their concrete improvements needs.  Our primary interest is in placing curb & gutter, sidewalks and retaining walls for state, municipal and military projects.

Our current operations include concrete improvements services for several ongoing projects.  We are also placing curb and gutter for several construction projects in central Anchorage area.

OVERVIEW OF OPERATIONS

Concrete preparation and placement includes the forming for various structures, construction of the reinforcement grids and the placing and finishing of the concrete.  More specifically, it includes the process of producing the proper forms, site preparation, filling the forms with concrete of the correct specification, allowing time for necessary curing, removal of forms, and surface finishing.  The above process applies to projects as simple as construction of a walkway 6 inches thick containing only reinforcing wire to a project as complex as the construction of piers for a bridge that requires extensive engineering and site preparation. Pre-fabricated reinforced concrete shapes such as bridge beams that are produced in a factory setting are not addressed in this guide since it is considered a manufacturing rather that construction process.

Concrete forms used in the construction industry tend to be custom built and discarded after use, but the high labor cost has produced a trend toward standardized and reusable forms.  In the latter type of concrete work, careful supervision may be provided by the customer as well as governmental and regulatory authorities.

Concrete placing and finishing is labor intensive especially where the shapes, size, or distances are unique. However, some kinds of concrete placement use a surprising amount of sophisticated equipment for high speed production. Sometimes concrete is sprayed on a form to produce a vessel of some type such as a swimming pool.  This process is called pneumatic mortar or guniting. Another kind of concrete construction found frequently is tilt wall construction, where concrete wall sections are formed in simple forms at the job site and raised to the vertical position to form walls that may or may not be load bearing.

Concrete pumps are used in a construction setting when the designated area needing concrete cannot be accessed by a ready mix concrete truck. Special equipment such as a pumper trucks may be used, for example, where the ground circling a residential foundation form is inaccessible to mixer trucks due to soft ground, etc., or where the cement must be placed behind other structures such as a backyard patio. Pumpers are also used for parking lots and multi-story commercial buildings.  However, there is limitation on lift distance of approximately 120 feet in height depending on the type of “mud” (concrete) being pumped.  Cranes and buckets must be used for sky scrapers of extreme height. A concrete pumper is a piece of equipment that is usually pulled behind another vehicle. Hoses of various sizes can be attached to it depending on the job being performed and the type of “mud” being pumped.  We use a Gomaco curb machine to place 80% of all of our curb and gutter. The machine is a 1998 series and is capable of placing up to 500 feet of 12” curb per hour. The average placement rate is closer to 150 feet per hour due to the type of projects that are most prevalent in the Anchorage area.

The other equipment used in the course of our work are tools for forming and finishing concrete.  These are primarily hand tools that are used on each project to place forms and concrete for sidewalks, walls and some curb and gutter.  The Company does prefabricate forms for walls whenever practical. We also have commercial forms made of metal to assist in the placement of sidewalks and some curb and gutter.

The Company purchases most of the concrete it uses from two Anchorage suppliers.  Klondike Concrete furnishes most of the concrete for projects that are constructed in north and east Anchorage and northeasterly outside of Anchorage. Anchorage Sand and Gravel furnishes the concrete for south Anchorage.  Both of these companies provide good service and between the two have been able to provide us with concrete when it was required.

CONCRETE INDUSTRY IN ALASKA

Five concrete companies operate in the Anchorage area with two of them headquartered in Washington State.  According to a research performed by the Company’s management, these five companies, which are our competitors, do 80% of the curb & gutter and sidewalk work in Alaska, with most of the concrete work done in Anchorage. We plan to initially target the Anchorage market and would consider expanding to other areas of Alaska upon generating approximately $200,000 of working capital from operations.

OPERATING STRATEGY

Our operating strategy is to provide high quality concrete improvement services that position us as a preferred contractor in Alaska. We do not compete primarily on a price basis, but on a price and quality basis. We seek to effect this strategy by providing reliable, time-definite services.  Our operating control partly depends on our ability to attract and retain employees, and we have to compete with other concrete service companies for those employees.  To date, our business has not experienced any difficulties attracting and retaining employees, largely due to our attention to better scheduling procedures, which allows us to have a more productive and, therefore, stable work force. Our employees also currently have the option of participation in health and/or retirement plans, partly at company expense, or receipt of the cost of those plans in the form of an increase in wages, although there is no guarantee that we will be able to continue to offer this benefit.  We hope that this will allow us to continue to attract and retain sufficient qualified employees to establish and maintain profitable operations; however, we anticipate that competition for qualified employees will remain intense.

Most of our work is for smaller projects that are limited in scope of work to be performed and time. Almost all projects are bid competitively. Many of our projects are for the Alaska Department of Transportation, but we act as a subcontractor to the general contractor.

The Company has no leasing or driving agreements and as our business does not involve driving services (the delivery of a completed product to a customer by delivery vehicle), we neither provide them to ourselves nor to others.

None of the Company’s “payroll expense” listed under “Results of Operations” includes payments to subcontractors as those costs are included in “cost of revenue.”

We believe that our operating strategy will position us to capitalize on evolving trends in the concrete industry.  While municipal and military projects are reducing their number of approved concrete contractors to a small group of core companies, we hope that our commitment to customer service and the performance of quality work on a timely basis will allow us to become one of those core companies.  Also, as a small company with the capability to offer competitive pricing and quality services, we hope to remain competitive in the future.

BUSINESS CYCLE

Historically, sectors of the concrete industry have been cyclical as a result of economic recession, customers’ business cycles, increases in prices in materials and in prices charged by third-parties, interest rate fluctuations and other economic factors over which we have no control.  Increased operating expenses incurred by us as a result of increased cost of material can be expected to result in higher costs to us, and our net revenues and income from operations could be materially adversely affected if we were unable to pass through to our customers the full amount of increased material costs. Economic recession or a downturn in our customers’ business cycles also could have a material adverse effect on our operating results if the volume of orders by those customers were reduced.  Further, if the cost of attracting and maintaining employees rises as a result of adverse economic changes, it will result in higher costs to us if we are unable to pass these costs through to our customers.

PRINCIPAL CUSTOMERS

The following Anchorage, Alaska companies account for the indicated percentages of our revenue at present:  ACI/SKW(10%),QUALITY ASPHALT (16%),and Wilder Construction (26%).  While the loss of any of these accounts would have a temporary negative impact on the our business revenue and profits, we believe that such a negative impact would be temporary and the work could be replaced with existing or new customers due to what management, based upon their experience in the industry, perceives as our favorable competitive pricing structure.

In 2002, a customer, Summit Roads, which then accounted for 39% of our revenue, filed for bankruptcy protection and was subsequently dissolved pursuant to a bankruptcy proceeding.  We were, however, able to collect amounts due from that customer in 2003 because it was required to obtain a bond for all work which we performed for them.  We were able to replace the lost business attributable to that customer with increased business with various existing and new customers, none of which individually is a significant contributor to our overall revenue.

COMPETITION

Our industry is highly competitive and fragmented.  Our business competes primarily against other domestic non-asset-based and asset based concrete and masonry companies. Competition is based primarily on rates, quality of service, quality of material, on-time project completion, and scope of operations.

There are a number of other concrete and masonry companies that may have substantially greater financial resources, operate more equipment or have more existing customers than we do.  Our local competition includes, but is not limited to A Plus Concrete, M&M Contractors, Janus Bros. Inc. and other companies.  We believe that our competitive position with these and other competitors varies from project to project.

We primarily work on three categories of projects:

(1)  Road and highway improvements.  We have three main competitors in this category; two are headquartered in Washington state and the third is located in Anchorage.  We rank second in volume of work in this category.

(2)  Airfield hardstands and taxiways.  We have two main competitors in this category, and they are both located in Anchorage.  We rank third in volume of work in this category.

(3)  Parking Lot Improvements.  We have six main competitors in this category, all located in Anchorage.  We rank sixth in volume of work in this category.

Some of our competitors may be prepared to accept less favorable fee structures than us when bidding for contracts. There can be no assurance that we will be able to compete successfully or that the competitive pressures faced by us, including those described, will not have a material adverse effect on our business, results of operations and financial condition.

We have yet to establish our reputation and develop name recognition.  We intend to become competitive by offering better service and prices than our competitors.

Our primary emphasis is service, especially to our repeat customers, rather than price alone.  However, the industry in which we operate is extremely price sensitive and we are responsive to competitive price pressures.

As a small business and to effectively compete with larger companies, we have chosen a non-asset based structure.  This provides greater flexibility and allows us to accept more jobs without having to purchase or lease additional equipment.  This also increases our name recognition in the local market.  When we commit to a contract with a client for a job that is too large for our own capacity, we may engage services of several independent contractors for different parts of the job.  We receive revenue for our concrete placement service and our total cost includes fees paid to independent contractors.

We also compete with other concrete and masonry companies in hiring qualified employees. Although we currently have an adequate number of employees, there can be no assurance that we will not be affected by a shortage of qualified employees in the future. Significant employee turnover is a problem within the industry as a whole. In addition, the concrete and masonry industry is experiencing a diminished workforce of qualified workers. As a result, we must compete with other concrete service companies for the employees.  We anticipate that the intense competition for qualified employees in the concrete industry will continue.

MARKETING AND ADVERTISING

We intend to market high quality, on-time services in the concrete improvements services market.  Our range of operations is statewide, with a particular emphasis on Anchorage.

We currently have one employee who develops and implements our advertising strategies, including identifying clients and developing business relationships with local businesses.  Additionally, this person is responsible for soliciting advertising contracts. We intend to increase the size of our sales force as our sales and revenues increase. We intend to use print advertising, direct mail and local telephone directories as our initial advertising and marketing methods.

Our marketing strategy is to emphasize our commitment to high levels of service, flexibility, responsiveness, analytical planning and information management in order to serve customers’ demands for time definite pickup and delivery. We are seeking to establish, maintain and strengthen our presence with prospective customers.

We maintain a strong commitment to expanding our relationships with our customers.  Projects ordered by repeat customers will be monitored on a regular basis, allowing us flexibility in responding rapidly to the varying service demands of our customers.

GOVERNMENTAL REGULATION

The concrete industry is subject to regulatory oversight and legislative changes which can affect the economics of the industry by requiring certain operating practices or influencing the demand for, and the costs of providing, services to shippers.  Various state agencies that have jurisdiction over us, have broad powers, generally governing such matters as rates and charges, certain mergers, consolidations and acquisitions, and periodic financial reporting.  Rates and charges are not directly regulated by these authorities. State agencies impose tax, license and bonding requirements.

Our operations are subject to federal, state and local laws and regulations concerning the environment. We have not received any notices from any regulatory authority relating to any violation of any environmental law and incur no material costs specifically related to compliance with such laws. Presently, our only environmental requirements are eliminating release of harmful substances and have required only minimal expense to the Company for the purchase of leak-proof barrel pallets and the use of petroleum-free cutting compounds, both of which are readily available, commonly used and of minimal additional expense.  To date, we have not engaged in any projects that have required dealing with environmental restrictions peculiar to the concrete industry. Should in the future an opportunity arise which would require compliance with additional environmental restrictions, the costs of compliance with those restrictions and/or limitations would be taken into consideration when bidding the project and be passed along to either the prime contractor or the owner.

EMPLOYEES

Mr. Ray Martin, our president, will devote full time in order to run the business of Denali on a seasonal basis.  Pending completion of the offering, Mr. Martin has been engaged full time during the seasonal period of our business as a consultant and has worked in the off season as an electrician.  As such, he has received his compensation as a consultant since the inception of our operations.  Other than Mr. Martin, we currently have 21 full time employees.  All of our employees are seasonal, work 6 to 7 months annually, and are employed full time (at least 40 hours per week) during our construction season.  At present, we do not intend to hire additional full time employees until such time as our operations require.

PROPERTIES

Our principal address is 300 East 54th Avenue, Suite 200, Anchorage, Alaska 99513.  Our president provides this office space at no cost to us and will continue this arrangement until such time as we generate sufficient revenue to rent.

LEGAL PROCEEDINGS

We are not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against Denali have been threatened.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

Denali Concrete Management, Inc. was originally incorporated in the State of Nevada on December 10, 1999 under the name Bridge Capital.com, Inc.  The Company changed it~~’~~'s name to Denali Concrete Management in March 2001.  We are a concrete placement company specializing in providing concrete improvements in the road construction industry.  Denali operates primarily in Anchorage, Alaska placing curb & gutter, sidewalks and retaining walls for state, municipal and military projects.

For the following reasons, we are optimistic regarding government contracts as a potential source of future business.  Given Alaska’s close proximately to Eastern Asia and the Arctic Circle, the federal government has located four large military bases and a primary base of operations for the strategic missile defense system in Alaska.  These facilities evidence long term federal commitments which could represent future sources of business for us.  Additionally, the state of Alaska and municipalities located with the state must continue to maintain and improve infrastructure, sometimes with federal matching funds of up to 80%.  This also could represent future sources of business for us.  If a trading market develops for our stock, we plan to use our share capital to ~~require~~acquire other local companies in our industry.  No ~~such potential acquisitions have been approved by the company~~negotiations for such a transaction has been under taken to date and none will be approved unless and until the offering has been concluded and our common stock is publicly traded.

Industry-wide, demand for concrete pouring is increasing.  Our goal is to become more cost effective when it comes to managing employee overtime.  Our business is seasonal and at times we found ourselves having to extend the working hours for our employees which results in higher cost of revenue.  We are very pleased with an increased amount of work available to our company and we are working on establishing ourselves as a reliable provider of concrete services in our area.

~~With increased revenue for the nine month ended September 30, 2004 we believe that our efforts are paying off and we plan on continuing with our business plan.  We are expecting the year 2005 to be a good revenue year due to the fact that we have been in business for almost 4 years and have been establishing and strengthening our presence in the market.  We are not aware of any highly uncertain matters with may have a material impact on our financial condition or operating performance.~~

RESULTS OF OPERATIONS

The following table sets forth for the periods indicated selected income statement data expressed as a percentage of revenue:

		~~% of~~		~~% of~~
	~~2003~~	~~Revenue~~	~~2002~~	~~Revenue~~
~~Revenue~~	~~$1,475,435~~	~~100.00~~	~~$1,198,531~~	~~100.00~~
~~Cost of revenue~~	~~821,261~~	~~55.66~~	~~411,162~~	~~34.31~~
~~Gross profit~~	~~654,174~~	~~44.34~~	~~787,369~~	~~65.69~~
~~Expenses~~
~~Consulting~~	~~(2,890)~~	~~0.20~~	~~142,198~~	~~11.86~~
~~Depreciation~~	~~8,295~~	~~0.56~~	~~2,727~~	~~0.23~~
~~Equipment rental~~	~~13,614~~	~~0.92~~	~~3,797~~	~~0.32~~
~~Health insurance~~	~~11,579~~	~~0.78~~	~~17,086~~	~~1.43~~
~~Insurance~~	~~33,835~~	~~2.29~~	~~43,803~~	~~3.65~~
~~Lease for lot~~	~~7,475~~	~~0.05~~	~~3,500~~	~~0.29~~
~~Legal and accounting~~	~~10,057~~	~~0.68~~	~~17,315~~	~~1.44~~
~~General and Administrative~~	~~30,849~~	~~2.09~~	~~32,343~~	~~2.70~~
~~Payroll costs~~	~~624,938~~	~~42.36~~	~~482,016~~	~~40.22~~
~~Total expenses~~	~~737,752~~	~~50.00~~	~~744,785~~	~~62.14~~
~~Net income (loss) from operations~~	~~(83,578)~~	~~(5.66)~~	~~42,584~~
~~Other income and (expense)~~
~~Interest expense~~	~~(3,106)~~	~~0.21~~	~~(248)~~
~~Net income (loss) prior to income taxes~~	~~(86,684)~~	~~(5.88)~~	~~42,336~~	~~3.53~~
~~Provision for income taxes~~
~~Federal income tax expense- current~~	~~0~~	~~0.00~~	~~1,953~~	~~0.16~~
~~Net income (loss)~~ 	~~$(86,684)~~	~~(5.88)~~	~~40,383~~	~~3.37~~

	2004	% of Revenue	2003	% of Revenue
Revenue	$2,296,051	100.00	$1,475,435	100.00
Cost of revenue	1,001,180	43.60	821,261	55.66
Gross profit	1,294,871	56.39	654,174	44.34
Expenses
Consulting	88,724	3.86	(2,890)	0.20
Depreciation	16,900	0.74	8,295	0.56
Equipment rental	41,580	1.81	13,614	0.92
Health insurance	28,117	0.01	11,579	0.78
Insurance	49,742	2.17	33,835	2.29
Rent	4,400	0.19	7,475	0.05
Legal and accounting	11,750	0.51	10,057	0.68
Miscellaneous	29,964	1.30	7,875	0.53
Office Expenses	1,642	0.07	2,788	0.19
Payroll costs	878,988	38.28	624,938	42.36
Taxes and licenses	129	0.00	2,519	0.17
Telephone	5,644	0.25	5,098	0.35
Travel	0	0.00	300	0.02
Vehicle expense	13,508	0.59	12,270	0.83
Total expenses	1,171,088	51.00	737,752	50.00
Net income (loss) from operations	123,783	5.39	(83,578)	(5.66)
Other income and (expense)
Interest expense	(12,323)	0.54	(3,106)	0.21
Net income (loss) prior to income taxes	111,460	4.85	(86,684)	(5.88)
Provision for income taxes
Federal income tax expense-current	5,500	0.24	0	0.00
Net income (loss) from operations	$105,960	4.61	(86,684)	(5.88)

The following table sets forth for the ~~nine~~six months ended ~~September~~June 30, ~~2004~~2005 and ~~2003~~2004 selected income statement data expressed as a percentage of revenue:

	2005	% of Revenue	2004	% of Revenue
Revenue	$138,217	100.00	534,541	100.00
Cost of revenue	80,768	58.44	211,626	39.59
Gross profit	57,449	41.56	322,915	60.41
Expenses
Consulting	17,573	12.71	15,000	2.81
Depreciation	8,700	6.29	8,500	1.60
Equipment rental	1,220	0.88	13,759	2.57
Health insurance	11,690	8.46	10,241	1.92
Insurance	32,284	23.36	29,293	5.48
Rent	3,400	2.46	2,400	0.45
Legal and accounting	2,850	2.06	0	0.00
Miscellaneous	2,162	1.56	2,545	0.48
Office expenses	0	0.00	0	0.00
Taxes and licenses	9,570	6.92	9,779	1.83
Telephone	1,547	1.12	2,854	0.53
Travel	0	0.00	0	0.00
Vehicle expense	1,200	0.87	1,739	0.33
Total expenses	92,195	66.70	96,109	17.98
Net income (loss) from operations	(34,746)	25.14	226,806	42.43

		~~% of~~		~~% of~~
	~~2003~~	~~Revenue~~	~~2002~~	~~Revenue~~
~~Revenue~~	~~$1,078,762~~	~~100.00~~	~~1,038,263~~	~~100.00~~
~~Cost of revenue~~	~~577,223~~	~~33.78~~	~~427,572~~	~~41.18~~
~~Gross profit~~	~~1,131,539~~	~~66.22~~	~~610,691~~	~~58.82~~
~~Expenses~~
~~Consulting~~	~~54,566~~	~~3.19~~	~~32,912~~	~~3.17~~
~~Depreciation~~	~~9,000~~	~~0.53~~	~~3,750~~	~~0.36~~
~~Equipment rental~~	~~21,722~~	~~1.27~~	~~2,956~~	~~0.28~~
~~Health insurance~~	~~21,103~~	~~1.23~~	~~7,494~~	~~0.72~~
~~Insurance~~	~~54,290~~	~~3.18~~	~~48,016~~	~~4.62~~
~~Lease for lot~~	~~3,400~~	~~0.20~~	~~8,245~~	~~0.79~~
~~Legal and accounting~~	~~6,000~~	~~0.35~~	~~9,837~~	~~0.95~~
~~General and Administrative~~	~~35,851~~	~~2.10~~	~~20,901~~	~~2.01~~
~~Payroll costs~~	~~716,315~~	~~41.92~~	~~440,131~~	~~42.39~~
~~Total expenses~~	~~922,247~~	~~53.97~~	~~574,242~~	~~55.31~~
~~Net income (loss) from operations~~	~~209,292~~	~~1.22~~	~~36,449~~	~~3.51~~

12 MONTHS ENDED DECEMBER 31, ~~2003~~2004 AND DECEMBER 31, ~~2002,~~2003, AND ~~9~~6 MONTHS ENDED ~~SEPTEMBER~~JUNE 30, ~~2004~~2005 AND ~~SEPTEMBER~~JUNE 30, ~~2003.~~2004.

Revenue.

Revenue for the 12 months ended December 31, ~~2003~~2004 increased ~~23.1~~55.6% to $2,296,051 from $1,475,435 ~~from $1,198,531 for the same period in 2002.~~  for the same period in 2003.  The increase was primarily due to ~~increased number of contracts we were able to secure.  Revenue for the nine months ended September 30, 2004 increased 64.58% to $1,708,762 from $1,038,263 for the same period in 2003.  This increase is primarily attributable to increased number of contracts.~~our ability to work on a project during the winter of 2003 to 2004 which provided us with revenue during the first quarter of 2004.  Additionally, due to an unusually warm winter, during the second quarter of 2004 projects which had been bid in the fall and winter of 2003 were completed.  The first quarter work was bid for a winter pour and therefore included the extraordinary expenses of maintaining above freezing conditions for the pour.  We do not believe similar work will recur in the first half of future years.

Revenue for the six months ended June 30, 2005 decreased 74.14% to $138,217 from $534,541 for the same period in 2004.  This decrease is primarily attributable to no projects being poured during the first quarter nor any carryover projects being completed during the second quarter of 2005 compared to the unusual projects concluded as set forth above during the same period in 2004.

Cost of Revenue.

Cost of revenue for the 12 months ended December 31, ~~2003~~2004 increased ~~99.74~~21.9% to $1,001,180 from $821,261 ~~from $411,162~~ for the same period in ~~2002.~~2003.  The increase in cost of revenue is primarily attributable to ~~overtime hours employees worked to complete work on hand~~the increased expenses described above for the first two quarters of 2004 which were built into the first quarter bid and a substantial increase in overtime expense resulting from a lack of available additional labor during the normal summer months of operation.  Management is attempting to reduce this overtime expense during future periods to improve margins.

Cost of revenue for the ~~nine~~six months ended ~~September 30, 2004 increased 35% to $577,223~~June 30, 2005 decreased 61.83% to $80,768 from $~~427,572~~211,626 for the same period in ~~2003.~~2004.  This increase is attributable to ~~increase in revenue.~~a substantial decline in all expenses due to very limited work being done during the first half of 2005.

Gross Profit.

Gross profit for the 12 months ended December 31, ~~2003 decreased 16.92% to $654,174 from $787,369 for the same period in 2002.  The decrease in gross profit is primarily attributable to higher costs due to overtime rates paid to employees.Gross profit for the nine months ended September 30,~~ 2004 increased ~~85.29~~97.9% to $~~1,131,539~~1,294,871 from $~~610,691~~654,174 for the same period in 2003.  The increase in gross profit is primarily attributable to ~~an increase in revenue for the same period~~ the 55.6% increase in revenue compared to a much smaller, 21.9% increase in the costs of that revenue.

Gross profit for the six months ended June 30, 2005 decreased 82.2% to $57,449 from $322,915 for the same period in 2004.  The decrease in gross profit is primarily attributable to the substantial decrease in revenue and accompanying decrease in costs of revenue.  Management believes that the experience in the first half of 2005 is more consistent with the normal expectations for the first half of future years.

Consulting Expenses.

Services performed in connection with the “consulting” fees include business evaluation, business plan development and implementation, corporate structure, research, development and improvement of the company’s business. ~~The decrease in consulting expenses is attributable to our decreased need for consulting services.~~  Spencer “Ray” Martin, our sole director and officer~~,~~ and Raymond L. Smith, a majority shareholder~~,~~ have both entered into consulting agreements with the ~~Company for which they were paid $77,324 and $33,500, respectively, during 2001.  Mr. Martin was paid $126,294 for consulting services for the 12 months ended December 31, 2002, while Mr. Smith was not paid any consulting fees for this time period.  Mr. Smith was, however, paid payroll compensation in the amount of $104,000 for the 12 months ended December 31, 2002.  Mr. Martin also received reimbursement of out-of-pocket expenses of $7,663 for the 12 months ended December 31, 2002.  During 2001, Messrs. Martin and Smith received founders stock in the amount of 3,000,000 shares each for $3,000 each (aggregate par value of shares purchased by cash).~~ company pursuant to which agreements they receive consulting fees with respect to Mr. Martin and wages for Mr. Smith.  Mr. Smith acts as the company’s office manager and as such works year-round.  Mr. Martin works an average of seven months per year in the concrete business, and during the winter months when there are very limited operations, Mr. Martin conducts business as an electrician which business is not competitive with and is completely independent from our business.  As such, Mr. Martin has determined it is mutually beneficial to us and his outside business to be compensated as a consultant by us.  As such, Mr. Martin is solely responsible for the payment of his taxes and benefits.  In 2003 Mr. Martin was paid $92,800 in consulting fees and Mr. Smith was paid $83,000 in payroll compensation.  In 2004 Mr. Martin was paid $88,724 in consulting fees and Mr. Smith $48,800 in payroll compensation.  These expenses are commensurate with the time, efforts and benefits to the Company.  (Also see “Certain Relationships and Related Transactions”).

Consulting expenses for the ~~nine~~six month period ended ~~September~~June 30, ~~2004~~2005 increased ~~65.79~~17.1% to $~~54,566~~17,573 from $~~32,912~~15,000 for the same period in ~~2003.~~2004.  This increase is primarily attributable to ~~randomness of payment schedule~~a slight increase in time spent by Mr. Martin on the Company’s business during the later period.

Depreciation Expense.

Depreciation expense for the 12 months ended December 31, ~~2003~~2004 increased ~~200~~104% to $16,900 from $8,295 ~~from $2,727~~ for the same period in ~~2002.~~2003.  The increase in depreciation expense is primarily attributable to ~~the~~ purchase of additional depreciable assets ~~during 2003.~~.

Depreciation expense for the ~~nine~~six month period ended ~~September~~June 30, ~~2004~~2005 increased ~~140~~2.35% to $~~9,000~~8,700 from $~~3,750~~8,500 for the same period in ~~2003.~~2004.  This increase is ~~primarily~~also attributable to ~~a~~increased depreciable ~~asset purchased in summer of 2003.~~assets.

Equipment Rental Expense.

Equipment rental expense for the 12 months ended December 31, ~~2003~~2004 increased ~~258~~205% to $41,580 from $13,614 ~~from $3,797~~ for the same period in ~~2002.~~2003.  The increase in equipment rental expense is due to ~~our need to rent a different type of equipment for wall and vault construction for a particular project~~expense of the pours during the first half of 2004 as described above.

Equipment rental expense for the ~~nine~~six months ended ~~September 30, 2004 increased 635% to $21,722~~June 30, 2005 decreased 91.13% to $1,220 from $~~2,956 for the same period in 2003.  This increase is primarily attributable to the type of work performed in 2003 which required additional or different equipment.~~13,759 for the same period in 2004 for the reasons discussed immediately above.  There were no material pours during the first half of 2005.

Health Insurance Expense.

Health insurance expense for the 12 months ended December 31, ~~2003 decreased 32.23~~2004 increased 143% to $28,117 from $11,579 ~~from $17,086~~ for the same period in ~~2002.~~2003.  The ~~decrease~~increase in health insurance expense is attributable to ~~fewer employees on the health plan~~a substantial increase in our employee count in 2004 and general increased costs of insurance.

Health insurance expense for the ~~nine~~six months ended ~~September~~June 30, ~~2004~~2005 increased ~~182~~14.15% to $~~21,103~~11,690 from $~~7,494~~10,241 for the same period in ~~2003.~~2004.  This increase is primarily attributable to ~~added employees, increase in insurance cost per unit and the seasonality of our employment~~increased costs of health insurance.

Insurance Expense.

Insurance expense for the 12 months ended December 31, ~~2003 decreased 22.76~~2004 increased 47% to $49,742 from $33,835 ~~from $43,803~~ for the same period in ~~2002.~~2003.  The ~~decrease~~increase in insurance expense is attributable to ~~reduced workers compensation insurance cost.~~increased workers comp expense due to the increased head count in 2004.

Insurance expense for the ~~nine~~six months ended ~~September~~June 30, ~~2004~~2005 increased ~~13.07~~10.2% to $~~54,290~~32,284 from $~~48,016~~29,293 for the same period in ~~2003.~~2004.  This increase is primarily attributable to ~~overall increased~~increased costs of insurance ~~cost per unit.~~as head count was down during the first half of 2005.

~~Lease~~Rent Expense.

~~Lease~~Rent expense for the 12 months ended December 31, ~~2003 increased 114~~2004 decreased 41.14% to $~~7,415~~4,400 from $~~3,500~~7,475 for the same period in ~~2002.~~2003.  The ~~increase~~decrease in lease expense is attributable to ~~higher lease cost~~_normal changes in space related expenses.

~~Lease~~Rent expense for the ~~nine~~six months ended ~~September 30, 2004 decreased 58.76~~June 30, 2005 increased 41.67% to $3,400 from $~~8,245~~2,400 for the same time period in ~~2003.~~2004.  This decrease is primarily attributable to ~~higher lease cost~~_normal changes in space related expenses.

Legal and Accounting Expense.

Legal and accounting expense for the 12 months ended December 31, ~~2003 decreased 41.92~~2004 increased 16.83% to $11,750 from $10,057 ~~from $17,315~~ for the same period in ~~2002.~~2003.  The ~~decrease~~increase in legal and accounting expense is principally attributable to ~~reduced need for legal and accounting services~~increased expenses related to this offering.

Legal and accounting expense for the ~~nine~~six months ended ~~September~~June 30, ~~2004 decreased 39~~2005 increased 100% to $~~6,000~~2,850 from $~~9,837~~0 for the same period in ~~2003.~~2004.  This ~~decrease is primarily attributable to reduced need for legal and~~increase is related to accounting ~~services~~expenses related to this offering.

Payroll Expense.

Payroll expense for the 12 months ended December 31, ~~2003~~2004 increased ~~29.65~~40.65% to $878,988 from $624,938 ~~from $482,016~~ for the same period in ~~2002.~~2003.  The increase in payroll expense is attributable to ~~more overtime hours per revenue unit.~~the increased head count necessary to generate our increased revenue due to first half improvements in 2004.

Payroll costs for the ~~nine~~six months ended ~~September 30, 2004 increased 62.75% to $716,315 from $440,131~~June 30, 2005 decreased ___% to $69,000 from $109,000 for the same period in ~~2003.~~2004.  This ~~increase~~decrease is primarily attributable to ~~more overtime hours per revenue unit.~~less activity in 1st and 2nd quarters of 2005.

~~General and Administrative Expense.~~

Miscellaneous and Office Expenses.

~~General and administrative expense~~Miscellaneous and office expenses for the 12 months ended December 31, ~~2003 decreased 4.62% to $30,849 from $32,343 for the same period in 2002.  The decrease in general and administrative expense is attributable to paperwork flow started later in the year due to seasonality of our business.~~2004 increased 196.4% to $31,606 from $10,663 for the same period in 2003.  The increase in miscellaneous and office expenses is attributable to increased office activity in 2004.

~~General and administrative expenses for the nine months ended September 30, 2004 increased 71.53% to $35,851 from $20,901 for the same period in 2003.  This increase is primarily attributable to increased work flow.~~

Miscellaneous and office expenses for the six months ended June 30, 2005 decreased 15.04% to $2,162 from $2,545 for the same period in 2004.  This decrease is primarily attributable to less activity in the first quarter of 2005 than in the same period in 2004.

Net Income

Net income for the 12 months ended December 31, ~~2003 decreased~~2004 was $105,960 compared to a net loss of ($86,684) ~~from net income of $40,383~~ for the same period in ~~2002.~~2003.  The ~~decrease~~increase was due primarily to ~~higher cost of revenue due to higher labor cost~~the substantial increase in revenue during 2004 over 2003 offset somewhat by increased expenses.

Net income for the ~~nine~~six months ended ~~September 30, 2004 increased 470% to $203,133 from $35,654~~June 30, 2005 decreased to a loss of ($36,640) compared to a profit of $222,700 for the same period in ~~2003.~~2004.  This ~~increase~~decrease is primarily attributable to ~~increase in gross revenue~~a substantive decrease of revenue during the comparable 2005 period as discussed under Revenue above.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s sources of liquidity and capital resources historically have been net cash provided by operating activities and issuance of stock.  The Company’s principal uses of cash have been to fund operations and acquisitions.

The Company’s accounts receivable ~~increased~~decreased approximately ~~151%~~47% from $424,637 to $226,788 between December 31, ~~2002~~2003 and December 31, ~~2003~~2004 while the Company’s accounts payable ~~increased~~decreased from $334,072 to $116,292 approximately ~~520~~65% between December 31, ~~2002~~2003 and December 31, ~~2003.~~2004.  These ~~increases~~decreases are primarily attributable to ~~our 2003 operations extending into January of 2004, therefore our payables were not paid down at year end~~better collection practices and paying down debts from available cash flow.

~~The following table reflects comparative cash flows for the Company for the years ended December 31, 2003 and 2002:~~

~~DENALI CONCRETE MANAGEMENT, INC~~
~~STATEMENT OF CASH FLOWS-INDIRECT METHOD~~
~~FOR THE YEARS ENDED DECEMBER 31, 2002 and 2001~~

	~~2003~~	~~2002~~
~~CASH FLOWS FROM OPERATING ACTIVITIES~~
~~Net income (loss)~~	~~($86,684)~~ 	~~$40,383~~
~~Adjustments to reconcile net income~~
~~to net cash provided by operating activities~~
~~Depreciation~~	~~8,295~~ 	~~2,727~~
~~Increase in accounts receivable~~	~~(255,536)~~	~~(107,756)~~
~~Increase in deposits~~	~~(8,487)~~ 	~~0~~
~~Increase in accounts payable~~	~~280,209~~ 	~~41,927~~
~~Increase in taxes payable~~	~~0~~ 	~~1,953~~
~~Increase in accrued interest payable and garnishments~~	~~0~~	~~(416)~~
~~Increase in payroll taxes payable~~	~~24,134~~ 	~~411~~
~~NET CASH PROVIDED BY OPERATING ACTIVITIES~~	~~(38,069)~~	~~(20,771)~~

~~INVESTING ACTIVITIES~~
~~Purchase of assets~~	~~97,660~~ 	~~0~~

~~FINANCING ACTIVITIES~~
~~Sale of common stock~~	~~0~~ 	~~30,000~~
~~Short term borrowings~~	~~122,222~~	~~(3,800)~~
~~NET CASH REALIZED FROM FINANCING ACTIVITIES~~	~~122,222~~ 	~~26,200~~

~~INCREASE IN CASH AND CASH EQUIVALENTS~~	~~(13,507)~~ 	~~5,429~~
~~CASH AND CASH EQUIVALENTS AT BEGINNING~~ 	~~24,020~~	~~18,591~~
~~CASH AND CASH EQUIVALENTS AT ENDING~~ 	~~$10,513~~	~~$24,020~~

~~The following table reflects comparative cash flows for the Company for the nine months ended September 30, 2004 and 2003:~~

~~DENALI CONCRETE MANAGEMENT, INC~~
~~STATEMENT OF CASH FLOWS-INDIRECT METHOD~~
~~FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 and 2003~~

	~~2003~~	~~2002~~
~~CASH FLOWS FROM OPERATING ACTIVITIES~~
~~Net income (loss)~~	~~$203,133~~	~~$35,654~~
~~Adjustments to reconcile net income to net cash provided by operating activities~~
~~Depreciation~~	~~9,000~~	~~3,750~~
~~Increase in accounts receivable~~	~~(535,955)~~	~~(329,594)~~
~~Increase in deposits~~	~~(265)~~	~~0~~
~~Increase in accounts payable~~	~~48,169~~	~~171,677~~
~~Increase in taxes payable~~	~~(1,953)~~	~~(1,953)~~
~~Increase in accrued payables~~	~~1,392~~	~~0~~
~~Increase in payroll taxes payable~~	~~346,458~~	~~101,930~~
~~NET CASH PROVIDED~~
~~BY OPERATING ACTIVITIES~~	~~69,979~~	~~(18,536)~~

~~INVESTING ACTIVITIES~~
~~Purchase of assets~~	~~(12,139)~~	~~100,360~~

~~FINANCING ACTIVITIES~~
~~Sale of common stock~~		~~0~~
~~Borrowings for equipment purchases~~	~~0~~	~~50,000~~
~~Short term borrowings~~	~~120,726~~	~~72,239~~
~~Pay off of short term borrowings~~	~~(122,422)~~	~~0~~
~~Net cash realized~~
~~from financing activities~~	~~(1,696)~~	~~129,239~~
~~Increase in cash and equivalents~~	~~56,144~~	~~10,343~~
~~Cash and cash equivalents at beginning~~	~~10,513~~	~~24,020~~
~~Cash and equivalents at ending~~	~~$66,657~~	~~$34,363~~

The Company does not have any current plans for material capital acquisitions.  ~~The Company experienced a 92.62% increase in accounts receivable from 2002 to 2003 due to in 2002 work stopped in October due to weather conditions while operations continued through the end of 2003.  The Company also experienced a 69.48% increase in accounts payable from 2002 to 2003 due to same factors listed above~~As of June 30, 2005, the Company had current assets of $218,579 and current liabilities of $164,649.  At June 30, 2005, we were entering the normal “high” season for the concrete pouring business.  We believe the experience we learned from extraordinary overtime expenses incurred during the high season in 2004 and the present lack of available labor will result in a decrease in revenue for 2005 but an increase in our margins as we expect to limit the number of jobs and type of jobs we accept to increase the profitability of each job in an effort to improve our liquidity.  The Company believes that its current cash needs can be met with cash on hand, continued operations and expected collections of accounts receivable.  The Company will utilize the proceeds from this public stock offering to expand operations and for general working capital purposes.

~~MANAGEMENT~~

Management

NAME	AGE	POSITION	SINCE

Spencer R. “Ray” Martin	37	President, CEO and sole Director	2001

RAY MARTIN, PRESIDENT, CEO AND DIRECTOR.  Mr. Martin was a superintendent for Summit Paving from 1997 to 2001.  His expertise included supervising, training, organizing, and motivating multiple crews and jobs, scheduling subcontractors, suppliers, and inspectors, maintaining open communications with all participants in all phases of concrete construction.  In addition, he was responsible for bidding and invoicing jobs, reviewing payroll, and performing all phases of concrete construction (heavy highway, industrial, curb and gutter, structural walls and bridges, decorative concrete/exposed aggregate, consumer and commercial concrete work).  He worked as a foreman with Koho Contracting from 1996 to 1997, and with Odie’s Concrete from 1991 to 1996.  Mr. Martin was operating heavy equipment, forming and finishing all phases of concrete construction and supervising and training the crew.

COMPENSATION

The Company does not have employment contracts with its executive officer. We paid Mr. Martin $~~92,800~~96,800 for consulting services for the 12 months ending December ~~31,2003,~~31,2004, and $~~126,294~~92,800 for all of ~~2002.~~2003.  No other form of compensation, including bonus or options was received by any executive officer or director.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Other Annual Compensation ($) (e)	Restricted Stock Award(s) ($) (f)	Securities Underlying Options/SARs (#) (g)	LTIP Payouts ($) (h)	All other Compensation ($) (i)
Ray Martin, President, CEO and sole director	~~2003~~2004	0	___	$~~92,800~~88,724	___	___	___	___

Ray Martin, President, CEO and sole director	2003	0	___	$92,800	___	___	___	___
Ray Martin, President, CEO and sole director	2002	0	___	$126,294	___	___	___	___
~~Ray Martin, President, CEO and sole director~~	~~2001~~	~~0~~	~~___~~	~~$77,324~~	~~___~~	~~___~~	~~___~~	~~___~~

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages.  The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except:  (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The company’s charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that the company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Denali. However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.  To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of 100,000 shares if we sell the minimum and 400,000 shares if we sell the maximum.

The table includes:

each person known to us to be the beneficial owner of more than five percent of the outstanding shares each director of Denali Concrete Management, Inc.

each named executive officer of Denali Concrete Management, Inc.

	# of Shares
	Beneficially	% Before	% After Offering
Name & Address	Owned	Offering	Minimum	Maximum

Ray Martin(1)
300 East 54th Avenue,
Suite 200
Anchorage, AK 99513	3,000,000	47.1%	46.4%	44.3%

Raymond L. Smith
300 East 5th Avenue
Suite 200
Anchorage, AK 99513
	3,000,000	47.1%	46.4%	44.3%
Total

(1)  Officer  and  director

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Spencer “Ray” Martin, our sole director and officer, and Raymond L. Smith, a majority shareholder, have entered into consulting agreements with the Company for which they were paid $77,324 and $33,500, respectively, during 2001.  Mr. Martin was paid $126,294 for consulting services for the 12 months ended December 31, 2002, while Mr. Smith was not paid any consulting fees for this time period.  Mr. Smith was, however, paid payroll compensation in the amount of $104,000 for the 12 months ended December 31, 2002.  Mr. Martin also received reimbursement of out-of-pocket expenses of $7,663 for the 12 months ended December 31, 2002.  During 2001, Messrs. Martin and Smith received founders stock in the amount of 3,000,000 shares each for $3,000 each (aggregate par value of shares purchased by cash). In 2003 Mr. Martin was paid $92,800 and Mr. Smith was paid $83,000 in payroll compensation.  In 2004 Mr. Martin was paid $~~96,800~~88,724 and Mr. Smith $~~48,800~~48,800 in payroll compensation. (Also see “Consulting Expense” which describes the services that were provided in return for the consulting fees.)

CONSULTING SERVICES

Consulting Contracts with Mr. Smith and Mr. Martin were extended for 1 year.  We have 12 month contracts in place (each with a term from January 1, 2005 through December 31, 2005) with Mr. Raymond Smith, a principal shareholder, and Mr. Martin~~, attached hereto as Exhibits 10.3 and 10.4,~~ under the terms of which Mr. Smith and Mr. Martin would give professional advice and assistance in the areas of business development, corporate finance, management structure, time line projections and  marketing.  They would be paid up to $150,000 annually each for their services, depending on the services preformed and Company cash flows.  Messrs. Martin and Smith began providing consulting services to ~~as~~ us in March of 2001.  Prior written consulting contracts were executed by us and each of Messrs. Martin and Smith for the period January 1, 2003 through December 31, ~~2003.~~2004.  For the period March 2001 through December 31, 2002, each of Messrs. Martin and Smith provided consulting services to us pursuant to oral contracts on terms consistent with their subsequent written consulting contracts.  The consulting contracts of each of Messrs. Martin and Smith ~~filed as Exhibits 10.3 and 10.4~~ provide that each of them may arrange for the services of others, if pre-approved by ~~us~~Mr. Martin as the sole director, and that all such pre-approved costs for those services will be paid by us.  Each of Messrs. Martin and Smith have over ten years of experience in the concrete industry.  Messrs. Martin and Smith’s consulting agreements were filed as exhibits to our registration statement on form SB-2 of which this Prospectus forms a part.  Please see additional information on page 26 which provides information on how to obtain a copy of these and other exhibits.

DESCRIPTION OF THE SECURITIES

COMMON STOCK

We are authorized to issue up to 50,000,000 shares of common stock with a par value of $.001.  As of the date of this prospectus, there are 6,370,430 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.  In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors.  Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefore.

We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

TRANSFER AGENT

The transfer agent and registrar for our common stock is First American Stock Transfer of Phoenix, Arizona.

SHARES AVAILABLE FOR FUTURE SALE

As of the date of this prospectus, there are 6,370,430 shares of our common stock issued and outstanding.  Upon the effectiveness of this registration statement, 100,000 shares of common stock will be freely tradable if the minimum is sold and 400,000 shares of common stock will be freely tradable if the maximum is sold.  6,370,430 shares of common stock will be subject to the resale provisions of Rule 144.  Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

Rule 144 governs resale of “restricted securities” for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an “affiliate” of the issuer.  Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act.  An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer.  Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock.  Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company.  Thereafter, shares of common stock may be resold without registration subject to Rule 144’s volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company (“Applicable Requirements”). Resales by the company’s affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more that the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

We have 6,370,430 shares of our stock outstanding. Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile.

Presently, we are privately owned. This is our initial public offering. Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock.  This offering is to be sold by Ray Martin, our officer and director.  We have no commitment from any brokers to sell shares in this offering.  As a result, we will not have the typical broker public market interest normally generated with an initial public offering.  Lack of a market for shares of our common stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.  Currently, we do not plan to have our shares listed nor do we have any agreements with any market makers.  At some time in the future, a market maker may make application for listing our shares.

Currently the Shares are subject to Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered “penny stock” under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in penny stocks must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties, the customer’s rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Should the broker-dealer fail to meet the disclosure requirements within the time specified under Rule 15g-3, the purchaser may enjoy the right to rescind the transaction. Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

PLAN OF DISTRIBUTION

We are offering up to 400,000 shares on a best efforts basis directly to the public through Mr. Ray Martin, an officer and director, who will offer the shares for Denali.  The offering is a best efforts offering and will conclude 90 days from the date of this prospectus unless extended an additional 30 days at our discretion.  We may terminate this offering prior to the expiration date.

In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash or by check payable to the order of Brighton Bank, N.A., Escrow Agent for Denali Concrete Management, Inc.

Solicitation for purchase of our shares will be made only by means of this prospectus and communications with Mr. Ray Martin, our officer and director who is employed to perform substantial duties unrelated to the offering, who will not receive any commission or compensation for his efforts, and who is not associated with a broker or dealer.

Mr. Ray Martin will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1(a)(4)(ii), which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.  Specifically, Mr. Martin meets all of the conditions of the rule because:  (i) he primarily performs substantial duties for the Company other than in connection with transactions in securities; (ii) he was not a broker or dealer, or an associated person of a broker or dealer within the preceding 12 months; and (iii) he has not participated in selling and offering of securities for any issuer during the preceding 12 months.  Also, Mr. Martin meets the condition set forth in Rule 3a4-1(a)(1), that is he is not subject to a statutory disqualification, as defined in section 3(a)(39) of the Securities Exchange Act, at the time of his participation in the offering.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL MATTERS

The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, 1225 17th Street, Suite 2300, Denver, Colorado 80202.

EXPERTS

The audited financial statements of Denali Concrete Management, Inc. as of December 31, 2002 and 2003 appearing in this Prospectus and Registration Statement have been audited by Hawkins Accounting, Certified Public Accountant, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933 as amended (the “Securities Act”), with respect to the shares offered hereby.  This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto.  For further information with respect to Denali and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith.  A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee.  This information is also available from the Commission’s Internet web site, http://www.sec.gov.

DENALI CONCRETE MANAGEMENT, INC.

Page

Report of Independent Registered Public Accounting Firm

~~28~~

Balance Sheets, December 31, ~~2003~~2004 and ~~2002~~

~~29~~2003

Statement of Operation for the Years Ending December 31, ~~2003~~2004 and ~~2002~~

~~30~~2003

Statement of Stockholder’s Equity for the Years Ending December 31, ~~2003~~2004 and ~~2002~~

~~31~~2003

Statement of Cash Flows-Indirect Method for the Years Ended December 31, ~~2003~~2004 and ~~2002~~

~~32~~2003

Notes To Financial Statements, December 31, ~~2003~~2004 And ~~2002~~

~~33~~2003

Balance Sheet ~~September~~June 30, ~~2004~~2005 and ~~2003~~

~~38~~2004

~~CONTENTS~~

                                                                          ~~PAGE~~

                                                                          ~~----~~

~~Independent Auditors’ Review Report. . . . . . . . . . . . . . . . . . .    33~~

~~Balance Sheets, December 31, 2003 and 2002. . . . .  . . . . . . . . . .    34~~

~~Statement of Operations, for the 12 Months Ending~~

~~September 30, 2003 and 2002. . . . . . . . . . . . . . . . . . . . . . .    35~~

~~Statement of Stockholder’s Equity, for the 12 Months Ending~~

~~December 31, 2003 and 2002. . . . .  . . . . . . . . . . . . . . . . . .    36~~

~~Statement of Cash Flows-Indirect Method, for the 12 Months~~

~~Statement of Operations for the 9 Months~~

~~Ending September 30, 2004 and 2003 .~~

 ~~.   . . . .  . . . . . . . . .     44~~

~~Statement of Stockholders Equity for the 9 Months~~

~~Ending September 30, 2004 and 2003. . . . . . .  . . . . . . . . . . . .    45~~

~~Statement of Cash Flows – Indirect Method, for the 9 Months~~

~~Ending September 30, 2004 and 2003. . . . . . .  . . . . . . . . . . . .    46~~

~~Notes to Financial Statements, September 30, 2004 and 2003. . . . . . .     47~~

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS

~~To the Board of Directors and Shareholders~~
Denali Concrete Management, Inc.

Anchorage, Alaska

Report of Independent Registered Public Accounting Firm

~~REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM~~

I have audited the balance sheet of Denali Concrete Management, Inc. as of December 31, ~~2003~~2004 and ~~2002~~2003 and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, ~~2003~~2004 and ~~2002.~~2003.  These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Denali Concrete Management, Inc. as of December 31, ~~2003~~2004 and ~~2002,~~2003, the results of operations and it’s cash flows for the year then ended  in conformity with generally accepted accounting principles in the United States of America.

~~November 30, 2004~~

/s/ Hawkins Accounting

July 24, 2005

Los Angeles, California

DENALI CONCRETE MANAGEMENT, INC

BALANCE ~~SHEETS,~~
SHEET

DECEMBER 31, 2004 and 2003 ~~AND 2002~~

~~ASSETS~~	~~2003~~	~~2002~~

~~Current assets~~
~~Cash~~	~~$ 10,513~~	~~$ 24,020~~
~~Accounts receivable~~	~~424,637~~	~~169,101~~
~~Other current assets~~	~~8,751~~	~~265~~
~~Total current assets~~	~~443,901~~	~~193,386~~
~~Fixed assets~~
~~Equipment~~	~~94,172~~	~~8,637~~
~~Vehicles~~	~~17,125~~	~~5,000~~
	~~111,297~~	~~13,637~~
~~Accumulated depreciation~~	~~(12,119)~~	~~(3,824)~~
~~Total fixed assets~~	~~99,178~~	~~9,813~~

~~Total assets~~	~~$ 543,079~~	~~$ 203,199~~

~~LIABILITIES AND STOCKHOLDER’S EQUITY~~
~~Current liabilities~~
~~Accounts payable~~	~~$ 334,072~~	~~$ 53,864~~
~~Accrued interest payable~~		~~0~~
~~Federal income tax payable~~	~~1,953~~	~~1,953~~
~~Garnishments~~	~~0~~
~~Notes payable~~	~~122,422~~	~~200~~
~~Payroll taxes payable~~	~~26,344~~	~~2,210~~
~~Total current liabilities~~	~~484,791~~	~~58,227~~

~~Total liabilities~~	~~484,791~~	~~58,227~~

~~Stockholder’s equity~~
~~Preferred stock 1,000,000 shares authorized, 0 outstanding~~
~~Common stock 50,000,000 shares authorized,~~
~~par value $.001 6,370,430 shares outstanding~~	~~6,370~~	~~6,370~~
~~Paid in capital~~	~~127,535~~ 	~~127,535~~
~~Retained earnings~~	~~(75,617)~~	~~11,067~~
~~Total shareholder’s equity~~	~~58,288~~	~~144,972~~
~~Total liabilities and shareholder’s equity~~	~~$ 543,079~~	~~$ 203,199~~

~~The accompanying notes are an integral part of the financial statements~~

ASSETS	2004	2003

Current assets
Cash	$21,474	$10,513
Accounts receivable-trade	226,788	424,637
Other current assets	15,016	8,751
Total current assets	263,278	443,901

Fixed assets
Equipment	94,172	94,172
Vehicles	17,125	17,125
	111,297	111,297
Accumulated depreciation	(29,019)	(12,119)
Total fixed assets	82,278	99,178

Total assets	$345,556	$543,079

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Accounts payable	$116,292	$334,072
Federal income tax payable	5,546	1,953
Notes payable	11,000	122,422
Payroll taxes payable	48,470	26,344
Total current liabilities	181,308	484,791

Total liabilities	181,308	484,791

Stockholder's equity
Preferred stock 1,000,000 shares authorized,
0 outstanding
Common stock 50,000,000 shares authorized,
par value $.001 6,370,430 shares outstanding	6,370	6,370
Paid in capital	127,535	127,535
Retained earnings	30,343	(75,617)
Total shareholder's equity	164,248	58,288

Total liabilities and shareholder's equity	$345,556	$543,079

DENALI MANAGEMENT COMPANY, INC

STATEMENT OF OPERATION

FOR THE YEARS ENDING DECEMBER 31, 2004 and 2003 ~~AND 2002~~

	~~2003~~	~~2002~~
~~Revenue~~	~~$1,475,435~~	~~$1,198,531~~

~~Cost of revenue~~	~~821,261~~	~~411,162~~

~~Gross profit~~	~~654,174~~	~~787,369~~
~~Expenses~~
~~Consulting~~	~~(2,890)~~	~~142,198~~
~~Depreciation~~	~~8,295~~	~~2,727~~
~~Equipment rental~~	~~13,614~~	~~3,797~~
~~Health insurance~~	~~11,579~~	~~17,086~~
~~Insurance~~	~~33,835~~	~~43,803~~
~~Lease for lot~~	~~7,475~~	~~3,500~~
~~Legal and accounting~~	~~10,057~~	~~17,315~~
~~Miscellaneous~~	~~7,875~~	~~1,232~~
~~Office expenses~~	~~2,788~~	~~13,289~~
~~Payroll costs~~	~~624,938~~	~~482,016~~
~~Taxes and licenses~~	~~2,519~~	~~315~~
~~Telephone~~	~~5,098~~	~~3,840~~
~~Travel~~	~~300~~	~~2,685~~
~~Vehicle expense~~	~~12,270~~	~~10,982~~
~~Total expenses~~	~~737,752~~	~~744,785~~
~~Net income (loss) from operations~~	~~(83,578)~~	~~42,584~~
~~Other income and (expense)~~
~~Interest expense~~	~~(3,106)~~	~~(248)~~
~~Net income (loss) prior to income taxes~~	~~(86,684)~~	~~42,336~~

~~Provision for income taxes~~
~~Federal income tax expense-current~~	~~0~~	~~1,953~~
~~Net income (loss)~~ 	~~$ (86,684)~~	~~$ 40,383~~

~~Net loss per common share~~	~~$ (0.01)~~	~~$ 0.01~~

~~Weighted average of shares outstanding~~	~~6,316,287~~	~~6,316,287~~

~~The accompanying notes are an integral part of the financial statements~~

	2004	2003
Revenue	$2,296,051	$1,475,435

Cost of revenue	1,001,180	821,261

Gross profit	1,294,871	654,174

Expenses
Consulting	88,724	(2,890)
Depreciation	16,900	8,295
Equipment rental	41,580	13,614
Health insurance	28,117	11,579
Insurance	49,742	33,835
Rent	4,400	7,475
Legal and accounting	11,750	10,057
Miscellaneous	29,964	7,875
Office expenses	1,642	2,788
Payroll costs	878,988	624,938
Taxes and licenses	129	2,519
Telephone	5,644	5,098
Travel	0	300
Vehicle expense	13,508	12,270
Total expenses	1,171,088	737,752
Net income (loss) from operations	123,783	(83,578)
Other income and (expense)
Interest expense	(12,323)	(3,106)
Net income (loss) prior to income taxes	111,460	(86,684)

Provison for income taxes
Federal income tax expense-current	5,500	0
Net income (loss)	$105,960	(86,684)

Net income (loss) per common share	$$0.02	$(0.01)

Weighted average of shares outstanding	6,370,430	6,370,430

DENALI CONCRETE MANAGEMENT, INC.

STATEMENT OF STOCKHOLDER~~’~~'S EQUITY

FOR THE YEARS ENDING DECEMBER 31, 2004 and 2003 ~~AND 2002~~

					Paid In	Earnings
Date	Shares	~~Amount~~	Amount		Capital	(Loss)		Total

~~2002~~
~~December 31, 2001~~	~~6,284,716~~	~~$6,284~~			~~$97,621~~	~~$(29,316)~~		~~$74,589~~
~~September, 2002~~	~~65,714~~	~~66~~			~~22,934~~			~~23,000~~
~~December, 2002~~	~~20,000~~	~~20~~			~~6,980~~			~~7,000~~
~~Net income~~						~~40,383~~		~~40,383~~
	~~6,370,430~~	~~$6,370~~			~~$127,535~~	~~$11,067~~		~~$144,972~~

2003
December 31, 2002	6,370,430	$~~6,370~~	6,370	$	~~$~~127,535 $	~~$~~11,067	$	~~$~~144,972
Net loss						(86,684)		(86,684)
December 31, 2003	6,370,430	$~~6,370~~	6,370	$	~~$~~127,535 $	~~$~~(75,617)	$	~~$~~58,288

2004
December 31, 2003	6,370,430		$6,370		$127,535	$(75,617)		$58,288
Net income						105,960		105,960
	6,370,430		$6,370		$127,535	$30,343		$164,248

~~The accompanying notes are an integral part of the financial statements~~

DENALI CONCRETE MANAGEMENT, INC

STATEMENT OF CASH FLOWS-INDIRECT METHOD

FOR THE YEARS ENDED DECEMBER 31, 2004 and 2003 ~~AND 2002~~

	~~2003~~	~~2002~~
~~CASH FLOWS FROM OPERATING ACTIVITIES~~
~~Net (loss)~~	~~$(86,684)~~	~~$40,383~~
~~Adjustments to reconcile net income~~
~~to net cash provided by operating activities~~
~~Depreciation~~	~~8,295~~	~~2,727~~
~~Increase in accounts receivable~~	~~(255,536)~~	~~(107,756)~~
~~Increase in deposits~~	~~(8,487)~~	~~0~~
~~Increase in accounts payable~~	~~280,209~~	~~41,927~~
~~Increase in taxes payable~~	~~0~~	~~1,953~~
~~Increase in accrued interest payable and garnishments~~	~~0~~	~~(416)~~
~~Increase in payroll taxes payable~~	~~24,134~~	~~411~~
~~NET CASH PROVIDED BY OPERATING ACTIVITIES~~	~~(38,069)~~	~~(20,771)~~

~~INVESTING ACTIVITIES~~
~~Purchase of assets~~	~~97,660~~	~~0~~

~~FINANCING ACTIVITIES~~
~~Sale of common stock~~	~~0~~	~~30,000~~
~~Short term borrowings~~	~~122,222~~	~~(3,800)~~
~~NET CASH REALIZED FROM FINANCING ACTIVITIES~~	~~122,222~~	~~26,200~~

~~INCREASE IN CASH AND CASH EQUIVALENTS~~	~~(13,507)~~	~~5,429~~
~~CASH AND CASH EQUIVALENTS AT BEGINNING~~ 	~~24,020~~	~~18,591~~
~~CASH AND CASH EQUIVALENTS AT ENDING~~ 	~~$10,513~~	~~$24,020~~

~~The accompanying notes are an integral part of the financial statements~~

	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$105,960		$(86,684)
Adjustments to reconcile net income
to net cash provided by operating activities
Depreciation	16,900		8,295
(Increase) Decrease in accounts receivable	197,849		(255,536)
(Increase) Decrease in deposits	(7,265)		(8,487)
Increase (Decrease)in accounts payable	(217,780)		280,209
Increase in taxes payable	3,593		0
Increase in accrued interest payable and garnishments			0
Increase in payroll taxes payable	22,126		24,134
NET CASH PROVIDED BY OPERATING ACTIVITIES	121,383		(38,069)

INVESTING ACTIVITIES
Purchase of assets	0		97,660

FINANCING ACTIVITIES
Payment of debt	(122,222)
Short term borrowings	10,800		122,222
NET CASH REALIZED FROM FINANCING ACTIVITIES	(111,422)		122,222

INCREASE IN CASH AND CASH EQUIVALENTS	9,961		(13,507)
CASH AND CASH EQUIVALENTS AT BEGINNING	10,513		24,020
CASH AND CASH EQUIVALENTS AT ENDING	$20,474		$10,513

Supplemental Disclosures to Cash Flows:
Interest paid	$12,323		$0
Taxes paid	1,953	$

DENALI CONCRETE MANAGEMENT, INC.

~~NOTES~~FOOTNOTES TO FINANCIAL STATEMENTS~~,~~

DECEMBER 31, 2004 and 2003 ~~AND 2002~~

NOTE 1:

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the business –Denali Concrete Management, Inc (the “Company) operates as a concrete company providing concrete and paving services for large projects on a per job basis for the state of Alaska and other large contractors.

Pervasiveness of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Cash and cash equivalents – For financial statement presentation purposes, the Company considers all short-term investments with a maturity date of three months or less to be cash equivalents.

Property and equipment – Property and equipment will be recorded at cost.  Maintenance and repairs are expensed as incurred; major renewals and betterments are capitalized.  When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Depreciation will be provided using the straight-line method, over the useful lives of the asset.  Equipment consists of moldings being developed.

Income taxes – Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for Financial and income tax reporting.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

Earnings per share – Basic earnings per share amounts are computed by dividing the net income by the weighted average number of common shares outstanding.

~~Revenue recognition- Revenue is recognized under the percentage of completion contract method.  The company bills the contractors for concrete poured at agreed upon determined benchmarks.~~

Allowance for doubtful accounts- The Company maintains a policy that it will only accept work that is bonded by an insurance company to insure payment is received.  The majority of the Company’s projects are with governmental agencies at the federal, state and local level.  As such, the Company makes no provision for bad debts.

DENALI CONCRETE MANAGEMENT, INC.

~~NOTES~~FOOTNOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 and 2003 ~~AND 2002~~

Accounts Receivable- The accounts receivable are all deemed current by the Company as it has no long-term retention commitments with its customers.  If the Company has any material long term retention accounts receivable, those amounts are reclassified as a long term receivable.

Revenue recognition- The majority of the Company’s contracts are “fixed unit price” contracts.  Under fixed unit price contracts, the Company is committed to provide materials or services required by a project at fixed unit prices (for example, dollars per lineal foot of curb or sidewalk poured). While the fixed unit price contract shifts the risk of estimating the quantity of units required for a particular project to the customer, any increase in our unit cost over the expected unit cost of the bid, whether due to inflation, inefficiency, faulty estimates or other factors, is borne by us unless otherwise provided in the contract.

The Company uses the percentage of completion accounting method for construction contracts in accordance with the American Institute of Certified Public Accountants Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.”

Contract cost consists of direct costs on contracts, including labor and materials, amounts payable to subcontractors and equipment rental expense. Contract cost is recorded as incurred and revisions in contract revenue and cost estimates are reflected in the accounting period when known.

Recent Accounting Pronouncements - The following accounting pronouncements if implemented would have no effect on the financial statements of the Company.

~~In January 2003, (as revised in December 2003) The Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, “Consolidation of Variable Interest Entities”, an interpretation of Accounting Research Bulletin (“ARB”) No. 51.  “Consolidated Financial Statements”.  Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; (ii) the entity the investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity if they occur, which is the compensation for the risk of absorbing the expected losses.~~

~~Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.~~

~~Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004.  The effective date includes those entities to which Interpretation 46 had previously had previously applied.  However, prior to the required application of Interpretation 46, a public entity that is a small business issuer shall apply Interpretation 46 or this Interpretation to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.~~

~~Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date which it is first applied or by restating previously issued financial of the first year restated.  In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure”.  SFAS No. 148 amends~~

~~SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based  employee compensation.  In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.  SFAS No. 148 is effective for fiscal years beginning after December 15, 2002.  The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.  The adoption of SFAS No. 148 did not have a significant effect on the Company’s financial statement presentation or disclosures.~~

In November, 2004 the Financial Accounting Standards Board issued SFAS 151.  This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). As currently worded in ARB 43, Chapter 4, the term so abnormal was not defined and its application could lead to unnecessary noncomparability of financial reporting. This Statement eliminates that term. In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

In December, 2004 FASB issued SFAS 152 which amended FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.

DENALI CONCRETE MANAGEMENT, INC.

~~NOTES~~FOOTNOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 and 2003 ~~AND 2002~~

~~In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”.  SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”.  The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly.  This statement is effective for contracts entered into or modified after June 30, 2003.~~

~~In May 2003, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 150, “Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity”.  SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity.  The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.~~

~~SFAS No. 150 affects the issuer’s accounting for three types of freestanding financial instruments.  One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets.  A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets.  The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers’ shares.  SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.~~

~~Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, “Elements of Financial Statements”.  The remaining provisions of this Statement are consistent with the FASB’s proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares.  This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2004.~~

~~DENALI CONCRETE MANAGEMENT, INC.~~
~~NOTES TO FINANCIAL STATEMENTS~~
~~DECEMBER 31, 2003 and 2002~~

In December, 2004 the Financial Accounting Standards Board (”FASB”) issued SFAS 153.  SFAS 153 amended APB Opinion No. 29, Accounting for Nonmonetary Transactions.  APB Opinion No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.

In December, 2004 FASB released its revised SFAS 123 or SFAS 123a.  The revision requires companies to recognize the fair value of equity instruments issued to employees for services received.  This pronouncement affects the issuance of employee stock options among other types of employee compensation.  This pronouncement becomes effective based on the size of the company and whether or not it is public or private.  For public entities that file as small business issuers, the pronouncement becomes effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.  For most companies this would effectively be December 31, 2005.  For nonpublic companies the pronouncement becomes effective as of the beginning of the first annual reporting period that begins after December 15, 2005.

The fair value of the stock options is determined on the grant date of the option and the cost of the service can be recognized over the vesting period of the options.  The pronouncement applies to nonpublic entities as well as to public entities with some exceptions.  Specifically, if it is not possible to reasonably estimate the fair value of equity share options because it is not practicable to estimate the expected volatility of the entity’s share price, then the nonpublic company can reasonably assume that there is no fair value to the equity instrument.

FASB 154 issued in May 2005 pertains to accounting changes and error corrections.  None exist for the Company.

NOTE 2:

BACKGROUND

The Company was incorporated under the laws of the State of Nevada on December 10, 1999. There was no activity in the Company until April 11, 2001.

NOTE 3:

COMMON STOCK

Founder’s stock- at the initial organizational meeting of the Company, the board of directors voted to issue stock to the founders of the corporation.  These shares, which total 6,005,000 shares, are to be issued for consideration of $.001 per share.  The founders exercised their rights to purchase these shares on April 11, 2001 as reflected in the Statement of Shareholder’s Equity.

DENALI CONCRETE MANAGEMENT, INC.

FOOTNOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 and 2003

Common Stock- At the initial meeting of the Company the board of directors further voted to issue through a private placement common stock.  The offering price of this offering was to be $.35 a share and the proceeds were to total $100,000.  On July 24, 2001, the board of directors voted to discontinue the offering of its shares of common stock.  At the time the board of directors discontinued the offering a total of $97,900 had been raised from 19 investors from the sale of 279,716 shares of common stock.  ~~During the year ending December 31, 2002 the Company issued  85,714 shares for an additional $30,000 in proceeds.  These issues were to accredited investors.~~     There were no equity transactions during the ~~year~~years ended December 31, 2004 and 2003.

NOTE 4:

RELATED PARTY TRANSACTIONS

The Company paid two of the founders a total of $119,100 and $125,300 ~~and $237,307~~  for management fees and salaries in the operation of the Company during the years ending December 31, 2004 and 2003 ~~and 2002~~ respectively.  Additionally, the Company pays to the majority shareholder an amount of $6,467 for the use of his truck for the year ended December 31, 2004.

NOTE 5:

INCOME TAXES

The provision of income tax consists for the tax years ended December 31:

~~Current tax provision~~	~~2003~~	~~2002~~

~~Federal~~	~~$0~~	~~$1,953~~

Current tax provision	2003	2003

Federal	$5,455	$0

The Company is incorporated in the state of Nevada where there is no state corporate tax so no provision is made for state corporate tax.  The federal corporate tax rate is 15%.

The net operating loss that occurred for the year end December 31, 2003 ~~will be~~was carried forward~~.~~ and fully utilized during the period ending Dececmber 31, 2004.

~~DENALI CONCRETE MANAGEMENT, INC.~~
~~NOTES TO FINANCIAL STATEMENTS~~
~~DECEMBER 31, 2003 and 2002~~

NOTE 6:

LEASES

The Company leases its office space under the terms of an operating lease.  The terms of the lease are for an unspecified amount of time as there is no expiration clause in the lease because it is month to month.  The Company has no intentions on moving out of the space.  Rent expense was $4,400 and $7,475 ~~and $7,000~~ for the years ended December 31, 2004 and 2003 ~~and 2002.~~respectively.

NOTE 7:

NOTES PAYABLE

Working capital loan of $75,000 at 7.5% interest.  Maturity date of January 23, ~~2005~~2004 and secured by the accounts receivable and equipment of the Company. Payment of interest must be paid monthly.  Total due at December 31, 2003 was $75,000.   The amount was paid in full December 31, 2004.

DENALI CONCRETE MANAGEMENT, INC.

FOOTNOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 and 2003

An equipment loan dated September 10, 2003 for $50,000 with an interest rate of 8%.  Total of 35 installment payments $2,778 including interest are to be made for the term of this loan.  These payments are made beginning in June and include 6 principal payments per year and accruing all the interest until the last payment in November 2006.  Balance at year ended December 31, 2003 was $47,222.  The amount was paid in full in December 2004.

~~Principal Payment payments for the next five years are:~~

The note payable at December 31, 2004 represents a loan from an affiliated entity for expenses advanced to the Company for expenses in the registration with the Securities and Exchange Commission.  This note matures December 31, 2005 and has an interest rate of 12%.

NOTE 8:

CONCENTRATIONS

During the years ended December 31, 2004 and 2003 the Company had 6 customers representing 71% and 73% of the Company’s total revenue respectively.  The biggest client made up 26% and 23% during the years ending December 31, 2004 and 2003.

~~Year~~	~~Amount~~

~~2004~~	~~$ 91,668~~
~~2005~~	~~16,668~~
~~2006~~	~~13,886~~
~~20074~~	~~0~~
~~2008~~	~~0~~

~~Total~~	~~$ 122,222~~

DENALI CONCRETE MANAGEMENT, INC

BALANCE SHEET
~~SEPTEMBER~~

June 30, 2005 and 2004 ~~AND 2003~~

		Unaudited
ASSETS	~~ASSETS~~	~~2004~~2005		~~2003~~2004

Current assets
Cash	~~Cash~~	$ ~~66,658~~	1,101	$ ~~34,363~~	23,158
	Accounts receivable-trade	~~960,592~~	193,362	~~498,695~~	434,110
	 ~~Deposits~~Other current assets	~~9,016~~	24,116	~~265~~	9,016
	Total current assets	~~1,036,266~~	218,579	~~533,323~~	466,284

Fixed assets	~~Fixed assets~~
	Equipment	~~106,311~~	94,172	~~96,872~~	94,172
	Vehicles	~~17,125~~	17,125	~~17,125~~	17,125
		~~123,436~~	111,297	~~113,997~~	111,297
	Accumulated depreciation	~~(21,119)~~	(37,619)	~~(7,574)~~	(20,619)
	Total fixed assets	~~102,317~~	73,678	~~106,423~~	90,678

	Total assets	$~~1,138,583~~	292,257	$ ~~639,746~~	556,962

LIABILITIES AND STOCKHOLDER~~’~~'S EQUITY

Current liabilities
	Bank overdraft		$32,577		$-
	Accounts payable	~~$ 382,243~~	86,862	~~$ 225,541~~	151,707
	Accrued expenses	~~16,392~~	28,664	~~0~~	72,404
	Federal income tax payable		5,546		1,953
	Notes payable	~~105,726~~	11,000	~~129,439~~	49,909
	~~Payroll taxes payable~~	~~372,801~~		~~104,140~~
	Total current liabilities	~~877,162~~	164,649	~~459,120~~	275,973

	Total liabilities	~~877,162~~	164,649	~~459,120~~	275,973

Stockholder~~’~~'s equity
	Preferred stock 1,000,000 shares authorized,
	0 outstanding
	Common stock 50,000,000 shares authorized,
	par value $.001 6,370,430 shares outstanding	~~6,370~~	6,370	~~6,370~~	6,370
	Paid in capital	~~127,535~~	127,535	~~127,535~~	127,535
	Retained earnings	~~127,516~~	(6,297)	~~46,721~~	147,084
	Total shareholder~~’~~'s equity	~~261,421~~	127,608	~~180,626~~	280,989

	Total liabilities and shareholder~~’~~'s equity	$~~1,138,583~~	292,257	$ ~~639,746~~	556,962

The accompanying notes are an integral part of the financial statements.

DENALI MANAGEMENT COMPANY, INC

STATEMENT OF OPERATION
~~FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2004, 2003~~

	~~2004~~	~~2003~~
~~Revenue~~	~~$1,708,762~~	~~$1,038,263~~

~~Cost of revenue~~	~~577,223~~	~~427,572~~

~~Gross profit~~	~~1,131,539~~	~~610,691~~

~~Expenses~~
~~Consulting~~	~~54,566~~	~~32,912~~
~~Depreciation~~	~~9,000~~	~~3,750~~
~~Equipment rental~~	~~21,722~~	~~2,956~~
~~Health insurance~~	~~21,103~~	~~7,494~~
~~Insurance~~	~~54,290~~	~~48,016~~
~~Legal and accounting~~	~~6,000~~	~~9,837~~
~~Miscellaneous~~	~~17,302~~	~~5,404~~
~~Office expenses~~	~~1,442~~	~~1,898~~
~~Rent~~	~~3,400~~	~~8,245~~
~~Payroll costs~~	~~716,315~~	~~440,131~~
~~Taxes and licenses~~	~~417~~	~~2,519~~
~~Telephone~~	~~4,424~~	~~2,396~~
~~Travel~~	~~557~~	~~300~~
~~Vehicle expense~~	~~11,709~~	~~8,384~~
~~Total expenses~~	~~922,247~~	~~574,242~~
~~Net income (loss) from operations~~	~~209,292~~	~~36,449~~
~~Other income and (expense)~~
~~Interest expense~~	~~(6,159)~~	~~(795)~~
~~Net income (loss) prior to income taxes~~	~~203,133~~	~~35,654~~

~~Net loss per common share~~	~~$ 0.03~~	~~$ 0.01~~

~~Weighted average of shares outstanding~~	~~6,316,287~~	~~6,370,430~~

For the six months ended June 30, 2005 and 2004

	Unaudited
	2005	2004
Revenue	$138,217	$534,541

Cost of revenue	80,768	211,626

Gross profit	57,449	322,915

Expenses
Consulting	17,573	15,000
Depreciation	8,700	8,500
Equipment rental	1,220	13,759
Health insurance	11,690	10,241
Insurance	32,284	29,293
Rent	3,400	2,400
Legal and accounting	2,850	0
Miscellaneous	2,162	2,545
Office expenses	0	0
Taxes and licenses	9,570	9,779
Telephone	1,547	2,854
Travel	0	0
Vehicle expense	1,200	1,739
Total expenses	92,195	96,109
Net income (loss) from operations	(34,746)	226,806
Other income and (expense)
Interest expense	(1,894)	(4,106)
Net income (loss) prior to income taxes	(36,640)	222,700

Provison for income taxes
Federal income tax expense-current	0	0
Net income (loss)	$(36,640)	222,700

Net loss per common share	$($0.01)	$0.03

Weighted average of shares outstanding	6,370,430	6,370,430

The accompanying notes are an integral part of the financial statements.

DENALI CONCRETE MANAGEMENT, INC.

STATEMENT OF STOCKHOLDER'S EQUITY

 For the six months ended June 30, 2005 and 2004

			Paid In	Earnings
Date	Shares	Amount	Capital	(Loss)	Total

Unaudited
2004
December 31, 2003	6,370,430	$6,370	$127,535	$(75,617)	$58,288
Net loss				222,700	222,700
December 31, 2004	6,370,430	$6,370	$127,535	$147,084	$280,989

Unaudited
2005
December 31, 2003	6,370,430	$6,370	$127,535	$30,343	$164,248
Net income				(36,640)	(36,640)
	6,370,430	$6,370	$127,535	$(6,297)	$127,608

The accompanying notes are an integral part of the financial statements.

DENALI CONCRETE MANAGEMENT, INC

STATEMENT OF CASH FLOWS-INDIRECT METHOD

For the six monthes ended June, 2005 and 2004

	Unaudited
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(36,640)	$222,700
Adjustments to reconcile net income
to net cash provided by operating activities
Depreciation	8,700	8,500
(Increase) Decrease in accounts receivable	33,326	(9,473)
(Increase) Decrease in deposits	(9,100)	(265)
Increase (Decrease)in accounts payable	(29,430)	(182,365)
Increase in taxes payable	0	0
Increase in accrued expenses	(19,806)	46,061
NET CASH PROVIDED BY OPERATING ACTIVITIES	(52,950)	85,158

INVESTING ACTIVITIES
Purchase of assets	0	0

FINANCING ACTIVITIES
Bank overdraft	32,577
Payment of debt	0	(72,513)
Short term borrowings	0	0
NET CASH REALIZED FROM FINANCING ACTIVITIES	32,577	(72,513)

INCREASE IN CASH AND CASH EQUIVALENTS	(20,373)	12,645
CASH AND CASH EQUIVALENTS AT BEGINNING	21,474	10,513
CASH AND CASH EQUIVALENTS AT ENDING	$1,101	$23,158

Supplemental Disclosures to Cash Flows:
Interest paid	$0	$0
Taxes paid	0	$0

The accompanying notes are an integral part of the financial statements.

DENALI CONCRETE MANAGEMENT, INC.

~~STATEMENT OF STOCKHOLDER’S EQUITY~~
~~FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2004, 2003~~

			~~Paid In~~	~~Earnings~~
~~Date~~	~~Shares~~	~~Amount~~	~~Capital~~	~~(Loss)~~	~~Total~~

~~2003~~
~~December 31, 2002~~	~~6,370,430~~	~~$ 6,370~~	~~$ 127,535~~	~~$ 11,067~~	~~$ 144,972~~
~~Net loss~~				~~35,654~~	~~35,654~~
	~~6,370,430~~	~~$ 6,370~~	~~$ 127,535~~	~~$ 46,721~~	~~$ 180,626~~

~~2004~~
~~December 31, 2003~~	~~6,370,430~~	~~$ 6,370~~	~~$ 127,535~~	~~$ (75,617)~~	~~$ 58,288~~
~~Net income~~				~~203,133~~	~~203,133~~

	~~6,370,430~~	~~$ 6,370~~	~~$ 127,535~~	~~$ 127,516~~	~~$ 261,421~~

~~The accompanying notes are an integral part of the financial statements~~

~~DENALI CONCRETE MANAGEMENT, INC~~

~~STATEMENT OF CASH FLOWS-INDIRECT METHOD~~
~~FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004, 2003~~

	~~2004~~	~~2003~~
~~CASH FLOWS FROM OPERATING ACTIVITIES~~
~~Net (loss)~~	~~$ 203,133~~ 	~~$ 35,654~~
~~Adjustments to reconcile net income~~
~~to net cash provided by operating activities~~
~~Depreciation~~	~~9,000~~ 	~~3,750~~
~~Increase in accounts receivable~~	~~(535,955)~~	~~(329,594)~~
~~Increase in deposits~~	~~(265)~~	~~0~~
~~Increase in accounts payable~~	~~48,169~~ 	~~171,677~~
~~Increase in taxes payable~~	~~(1,953)~~	~~(1,953)~~
~~Increase in accrued payables~~	~~1,392~~ 	~~0~~
~~Increase in payroll taxes payable~~	~~346,458~~ 	~~101,930~~
~~NET CASH PROVIDED~~
~~BY OPERATING ACTIVITIES~~	~~69,979~~ 	~~(18,536)~~

~~INVESTING ACTIVITIES~~
~~Purchase of assets~~	~~(12,139)~~	~~(100,360)~~

~~FINANCING ACTIVITIES~~
~~Borrowings for equipment purchase~~	~~0~~ 	~~50,000~~
~~Short term borrowings~~	~~120,726~~ 	~~79,239~~
~~Pay off of short term borrowings~~	~~(122,422)~~	~~0~~
~~Net cash realized~~
~~from financing activities~~	~~(1,696)~~	~~129,239~~
~~Increase in cash and equivalents~~	~~56,144~~ 	~~211,063~~
~~Cash and cash equivalents at beginning~~	~~10,513~~ 	~~24,020~~
~~Cash and equivalents at ending~~	~~$ 66,657~~ 	~~$ 235,083~~

~~The accompanying notes are an integral part of the financial statements~~

~~DENALI CONCRETE MANAGEMENT, INC.~~

~~NOTES~~FOOTNOTES TO FINANCIAL STATEMENTS
~~SEPTEMBER~~

June 30, 2005 and 2004 ~~AND 2003~~

NOTE 1:

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the business –Denali Concrete Management, Inc (the “Company) operates as a concrete company providing concrete and paving services for large projects on a per job basis for the state of Alaska and other large contractors.

Pervasiveness of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Cash and cash equivalents – For financial statement presentation purposes, the Company considers all short-term investments with a maturity date of three months or less to be cash equivalents.

Property and equipment – Property and equipment will be recorded at cost.  Maintenance and repairs are expensed as incurred; major renewals and betterments are capitalized.  When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Depreciation will be provided using the straight-line method, over the useful lives of the ~~assets.  Since the company has yet to commence operations, no depreciation has been taken~~asset.  Equipment consists of moldings being developed.

Income taxes – Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for Financial and income tax reporting.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

Earnings per share – Basic earnings per share amounts are computed by dividing the net income by the weighted average number of common shares outstanding.

~~Bad debts- Because the Company has contracts with the State of Alaska and general contractors that deal with municipalities, all revenue billings are deemed collectible, thus~~Allowance for doubtful accounts- The Company maintains a policy that it will only accept work that is bonded by an insurance company to insure payment is received.  The majority of the Company’s projects are with governmental agencies at the federal, state and local level.  As such, the Company makes no provision for bad debts ~~has been recognized~~.

~~Revenue recognition- The Company recognizes revenue based on the percentage of completion method.~~

~~Material adjustments – Management is not aware of any material adjustments that need to be made to these financial statements.~~

Accounts Receivable- The accounts receivable are all deemed current by the Company as it has no long-term retention commitments with its customers.  If the Company has any material long term retention accounts receivable, those amounts are reclassified as a long term receivable.

DENALI CONCRETE MANAGEMENT, INC.
~~NOTES TO FINANCIAL STATEMENTS~~
~~SEPTEMBER 30, 2004 and 2003~~

FOOTNOTES TO FINANCIAL STATEMENTS

June 30, 2005 and 2004

Revenue recognition- The majority of the Company’s contracts are “fixed unit price” contracts.  Under fixed unit price contracts, the Company is committed to provide materials or services required by a project at fixed unit prices (for example, dollars per lineal foot of curb or sidewalk poured). While the fixed unit price contract shifts the risk of estimating the quantity of units required for a particular project to the customer, any increase in our unit cost over the expected unit cost of the bid, whether due to inflation, inefficiency, faulty estimates or other factors, is borne by us unless otherwise provided in the contract.

The Company uses the percentage of completion accounting method for construction contracts in accordance with the American Institute of Certified Public Accountants Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.”

Contract cost consists of direct costs on contracts, including labor and materials, amounts payable to subcontractors and equipment rental expense. Contract cost is recorded as incurred and revisions in contract revenue and cost estimates are reflected in the accounting period when known.

Recent Accounting Pronouncements - The following accounting pronouncements if implemented would have no effect on the financial statements of the Company.

In November, 2004 the Financial Accounting Standards Board issued SFAS 151.  This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). As currently worded in ARB 43, Chapter 4, the term so abnormal was not defined and its application could lead to unnecessary noncomparability of financial reporting. This Statement eliminates that term. In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

In December, 2004 FASB issued SFAS 152 which amended FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.

In December, 2004 the Financial Accounting Standards Board (”FASB”) issued SFAS 153.  SFAS 153 amended APB Opinion No. 29, Accounting for Nonmonetary Transactions.  APB Opinion No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.

DENALI CONCRETE MANAGEMENT, INC.

FOOTNOTES TO FINANCIAL STATEMENTS

June 30, 2005 and 2004

In December, 2004 FASB released its revised SFAS 123 or SFAS 123a.  The revision requires companies to recognize the fair value of equity instruments issued to employees for services received.  This pronouncement affects the issuance of employee stock options among other types of employee compensation.  This pronouncement becomes effective based on the size of the company and whether or not it is public or private.  For public entities that file as small business issuers, the pronouncement becomes effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.  For most companies this would effectively be December 31, 2005.  For nonpublic companies the pronouncement becomes effective as of the beginning of the first annual reporting period that begins after December 15, 2005.

The fair value of the stock options is determined on the grant date of the          option and the cost of the service can be recognized over the vesting period of the options.  The pronouncement applies to nonpublic entities as well as to public entities with some exceptions.  Specifically, if it is not possible to reasonably estimate the fair value of equity share options because it is not practicable to estimate the expected volatility of the entity’s share price, then the nonpublic company can reasonably assume that there is no fair value to the equity instrument.

FASB 154 issued in May 2005 pertains to accounting changes and error corrections.  None exist for the Company.

NOTE 2:

BACKGROUND

The Company was incorporated under the laws of the State of Nevada on December 10, 1999. There was no activity in the Company until April 11, 2001.

NOTE 3:

COMMON STOCK

Founder’s stock- at the initial organizational meeting of the Company, the board of directors voted to issue stock to the founders of the corporation.  These shares, which total 6,005,000 shares, are to be issued for consideration of $.001 per share.  The founders exercised their rights to purchase these shares on April 11, 2001 as reflected in the Statement of Shareholder’s Equity.

Common Stock- At the initial meeting of the Company the board of directors further voted to issue through a private placement common stock.  The offering price of this offering was to be $.35 a share and the proceeds were to total $100,000.  On July 24, 2001, the board of directors voted to discontinue the offering of its shares of common stock.  ~~For the period ending September 30, 2001~~At the time the board of directors discontinued the offering, a total of $~~86,175~~97,900 had been raised ~~in~~from 19 investors from the ~~issuance~~sale of ~~246,216~~279,716 shares of common stock.  ~~In September 2002 an additional 65,714 shares were sold raising $23,000.~~     There were no equity transactions ~~for the period ending September~~during the periods ended March 31, 2005 and 2004.

DENALI CONCRETE MANAGEMENT, INC.

FOOTNOTES TO FINANCIAL STATEMENTS

June 30, 2005 and 2004 ~~and 2003.~~

NOTE 4:

RELATED PARTY TRANSACTIONS

The Company paid two of the founders a total of $~~25,000 and $32,912, during the periods ending September 30, 2004 and 2003, respectively~~19,500 and $25,000  for management fees and salaries in the operation of the Company during the periods ending June 30, 2005 and 2004 respectively.

~~The Company during the period ending September 30, 2004 were advanced funds from another shareholder.  This amount was $6,000.00~~

NOTE 5:

INCOME TAXES

~~Because of the seasonal fluctuation of the work being performed it is not possible to estimate the net taxable income liability that would be due during the interim periods ending September 30.  Thus no tax provision is made for the financial statements and results of operations for this period.~~

No provision for interim taxes were made for the periods ending June 30, 2005 and 2004.  The Company believes any accrual of liability or tax asset would not be materially correct at this time as the seasonal fluctuations would make any estimate of income or loss inaccurate.

NOTE 6:

LEASES

The Company ~~rents office and storage facilities on a month-to-month basis.  These leases are treated as operating leases.  For the period ending September 30, 2004 and 2003 rent expense was $ 3,400 and $8245~~leases its office space under the terms of an operating lease.  The terms of the lease are for an unspecified amount of time as there is no expiration clause in the lease because it is month to month.  The Company has no intentions on moving out of the space.  Rent expense was $3,400 and $2,400 for the years periods ending June 30, 2005 and 2004 respectively.

~~DENALI CONCRETE MANAGEMENT, INC.~~
~~NOTES TO FINANCIAL STATEMENTS~~
~~SEPTEMBER 30, 2004 and 2003~~

NOTE 7:

NOTES PAYABLE

~~On September 25, 2003 the Company borrowed $75,000 from the bank for the purpose of working capital and purchasing a piece of equipment.  The debt is secured by the accounts receivable of the company.  The terms of the loan are interest payments only until January 25, 2004 at which time the entire principal is due.  The interest rate is 7 ½ %.  It was paid of in January 2004.  It borrowed additional funds from the bank during the period ending September 30, 2004 to be paid off in the first quarter of 2005.  Interest rate is 7!/2%.~~

~~The Company purchased a curb machine and financed it at 8% per annum.  Payment terms are as follows, one payment November 1, 2003 of $2,778.00 for principal and interest.  Interest only payments until June, 2004 and a payment of $2,778.00 for six months at which time the Company pays only interest only for a period of 6 months at which time payments are $2,778.00 for six consecutive months.  Maturity of the loan is October 1, 2006.~~

~~Payment Schedule:~~

~~2003~~	~~$ 2,871~~
~~2004~~	~~$ 92,155~~
~~2005~~	~~$ 17,500~~
~~2006~~	~~$ 18,000~~

Working capital loan of $75,000 at 7.5% interest.  Maturity date of January 23, 2004 and secured by the accounts receivable and equipment of the Company. Payment of interest must be paid monthly.  Total due at December 31, 2003 was $75,000.   The amount was paid in full December 31, 2004

An equipment loan dated September 10, 2003 for $50,000 with an interest rate of 8%.  Total of 35 installment payments $2,778 including interest is to be made for the term of this loan.  These payments are made beginning in June and include 6 principal payments per year and accruing all the interest until the last payment in November 2006.  Balance at year ended December 31, 2003 was $47,222.  The amount was paid in full in January 2004.

The note payable at December 31, 2004 represents a loan from an affiliated entity for expenses advanced to the Company for expenses in the registration with the Securities and Exchange Commission.  This note matures December 31, 2005 and has an interest rate of 12%.

Page

Prospectus Summary

5

Risk Factors

6

Forward-Looking Statements

9

Dilution And Comparative Data

9

Use of Proceeds

10

Determination of Offering Price

11

Description of Business

11

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management

25

Compensation

25

Indemnification of Directors and Officers

25

Principal Stockholders

26

Certain Relationships and Related Transactions

27

Description of the Securities

27

Shares Available for Future Sale

28

Market for Common Stock and Related Stockholder Matters

28

Plan of Distribution

29

Legal Matters

29

Experts

29

Additional Information

30

31

JUNE 30, 2005 and 2003

.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to whom it is unlawful to make such offer in any jurisdiction.  Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

$50,000 / $200,000

DENALI CONCRETE MANAGEMENT, INC.

100,000 SHARES MINIMUM
400,000 SHARES MAXIMUM
COMMON STOCK
$.001 PAR VALUE

---------------------

PROSPECTUS

---------------------

DATE

=========================================================================== Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The Registrant’s Articles of Incorporation eliminate the personal liability of its directors to the Registrant or its shareholders for monetary damages for breach of fiduciary duty to the extent permitted by Nevada law.  The Nevada Corporation Act does not eliminate personal liability for monetary damages for (i) any breach of the director’s duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) voting for or assenting to a distribution in violation of Nevada law or the Registrant’s Articles of Incorporation, or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit.

The Registrant’s Articles of Incorporation and Bylaws provide that the Registrant shall indemnify its officers and directors to the extent permitted by Nevada law, which authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The Nevada Corporation Act further provides that indemnification shall be provided if the party in question is wholly successful, on the merits or otherwise.

There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

Total Registration Fee under Securities Act of 1933	$19
Printing and Engraving	$2,000*
Accounting Fees and Expenses	$7,000*
Legal Fees and Expenses	$20,000*
Blue Sky Fees and Expenses (including related legal fees)	$2,500*
Transfer Agent Fees	$2,000*
Miscellaneous	$1,481*
Total	$35,000

*  Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Since its inception, the Registrant has issued a total of 6,005,000 shares of its common stock to its founders in reliance on Section 4(2) of the Securities Act of 1933 as a sale not involving a public offering.  From April 2001 to December 2002, the Company issued 365,430 shares of common stock to a total of 20 investors at $.35 per share in reliance on Section 4(2) and Rule 506 of Regulation D.  All of these investors were accredited investors and purchase their shares for investment purposes.  Each investor had a pre-existing relationship with the Company or its sole director and officer.  No broker was involved and no commissions were paid in the transactions.

ITEM 27. EXHIBITS.

Reference is made to the Exhibit Index appearing on Page ~~52.~~II-3.

ITEM 28. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent  post-effective amendment thereto) which, individually or the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering price  may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of  distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit #	Description

4.1	Articles of Incorporation of Denali Concrete Management, Inc.**
4.2	Certificate of Amendment to Articles of Incorporation**
4.3	Bylaws of Denali Concrete Management, Inc.**
5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.**
10.1	Subscription Agreement**
10.2	Escrow Agreement with Escrow Specialists of Salt Lake City, Utah**
10.3	Consulting Agreement with Raymond Smith**
10.4	Consulting Agreement with Ray Martin**
23.1	Consent of Hawkins Accounting**
23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).**

~~*~~

~~To be filed by pre-effective amendment.~~

*

Filed herewith.

**

Previously filed.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anchorage, State of Alaska, on ~~March ____,~~October 4, 2005.

Denali Concrete Management, Inc.

By:  /s/ Spencer R. Martin

~~---------------------------~~

President, Chief Executive

By:  /s/ Spencer R. Martin

~~------------------------------------------~~

Chief Accounting and Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature ~~_____________________~~

~~Title _______________________~~

~~Date __________________By~~:  /s/ ~~Spencer R. Martin DirectorFebruary ____, 2005~~

~~-------------------------~~Spencer R. Martin

Title:  Director

Date:   October 4, 2005

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